Exhibit 4.1

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                    National RMBS Trusts

                    Master Trust Deed

Date:               [                    ]

Parties: PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007) having its registered office at Level 7, 39 Hunter Street, Sydney NSW 2000 ("Issuer Trustee") NATIONAL GLOBAL MBS MANAGER PTY LTD (ABN 36 102 668 226) having an office at Level 24, 500 Bourke Street, Melbourne VIC 3000, Australia ("Global Trust Manager")

Recitals:
               A. It is intended by this deed to provide for the future establishment of Trusts, in each case, upon the terms and conditions of a Supplemental Deed.

               B. Each Trust will be established for the purpose of securitising pools of Assets that may be from time to time acquired by the Issuer Trustee.

               C. The Issuer Trustee and the Global Trust Manager have agreed to act as trustee and manager respectively of each of the Trusts on the terms and conditions set out in this deed.

Operative provisions:

Part A - Definitions

1    Definitions and interpretation
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Definitions Schedule
               1.1 In this deed, Definitions Schedule means the deed called "National RMBS Trusts Definitions Schedule" dated on or about the date of this deed and made between the companies described in schedule 1 to that deed (as amended from time to time.

               1.2 Except to the extent to which words and phrases are otherwise defined in this deed, words and phrases defined in the Definitions Schedule shall bear the same meaning in this deed. For the avoidance of doubt, in the event of any inconsistency between a definition in this deed and a definition in the Definitions Schedule, the definitions in this deed will prevail. Any amendment to the Definitions Schedule will only apply to this deed if made in accordance with this deed.

               1.3 Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are incorporated into this deed as if those clauses were set out in full.


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Interpretation
               1.4 This deed binds the Issuer Trustee, the Global Trust Manager, the Secured Creditors of each Trust and the Unitholders of each Trust.

               1.5 By executing this deed, the Issuer Trustee and the Global Trust Manager agree that, unless the contrary intention appears, terms used in any Transaction Document have the meaning given to them in the Definitions Schedule.

Part B - Trusts

2    The Trusts
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Issuer Trustee
               2.1 Provided that its appointment has not been terminated in accordance with this deed and the Supplemental Deed for the relevant Trust, the Issuer Trustee is appointed and agrees to act as the trustee of each Trust constituted pursuant to this deed and the Notice of Creation of Trust for the relevant Trust, with effect from the date of constitution of the relevant Trust, on the terms and conditions contained in this deed and the Supplemental Deed for the relevant Trust.

Global Trust Manager
               2.2 Provided that its appointment has not been terminated in accordance with this deed and the Supplemental Deed for the relevant Trust, the Global Trust Manager is appointed and agrees to act as the manager of each Trust constituted pursuant to this deed and the Notice of Creation of Trust for the relevant Trust, with effect from the date of constitution of the relevant Trust, in accordance with the terms and conditions of this deed and the Supplemental Deed for the relevant Trust.

Declarations of trust
               2.3 The Issuer Trustee declares that it will act as trustee in respect of the Assets of each Trust and will hold the Assets of each Trust upon the trusts and with, and subject to, the powers and conditions contained in this deed and the Supplemental Deed for the relevant Trust.

Assets vest in Issuer Trustee
               2.4 The Assets of each Trust vest in the Issuer Trustee. The Issuer Trustee must hold the Assets of each Trust on trust for the relevant Unitholders and, in respect of the Secured Creditors and the Unitholders of each Trust, the Issuer Trustee must act in what the Issuer Trustee considers in good faith to be in the interests of the relevant Unitholders and the Secured Creditors as a whole, subject to this deed. The Issuer Trustee shall not be in breach of this requirement or any other provision of this deed if it transfers or disposes of any Assets to any Secured Creditor or any other person in accordance with the terms of any Transaction Document.

Assets to be kept separate
               2.5 The Issuer Trustee must keep the Assets of each of the Trusts separate. Each Trust is a separate and distinct trust fund held by the Issuer Trustee on separate and distinct terms and conditions.


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Supplemental Deeds
               2.6 A Supplemental Deed may specify the provisions which are to apply to that Trust in addition to the provisions of this deed, or in place of any provision of this deed or any provisions which are to be varied or deleted from this deed. The provisions contained in a Supplemental Deed which are expressed to apply to a particular Trust apply in relation to that Trust only. Any such Supplemental Deed may vary or amend the terms of this deed or provide terms in addition to those contained in this deed only in respect of the Trust which is named in that Supplemental Deed. Where a Supplemental Deed does vary or amend the terms of this deed or provide terms in addition to those contained in this deed in respect of a Trust then references in this deed to this deed shall be deemed to be references to this deed incorporating such variations, amendments and additions in relation to the relevant Trust.

                    In the event of any conflict between the provisions of a Supplemental Deed and any provisions in this deed, the relevant provisions in the Supplemental Deed prevail in respect of the Trust to which they are expressed to apply.

Name of Trusts
               2.7 Each Trust will be identified by a name specified in the relevant Supplemental Deed. The name of each Trust may be varied from time to time by agreement between the Issuer Trustee and the Global Trust Manager, subject to any approval required by law.

Designation and discharge of Liabilities
               2.8 The Issuer Trustee must allocate to each Trust those Liabilities which in the opinion of the Global Trust Manager are properly referable to that Trust. Subject to the provisions of this deed, the Issuer Trustee must pay out of the relevant Trust (and/or make such provision the Global Trust Manager considers adequate for) all Liabilities in connection with that Trust.

Mixture of Assets
               2.9 The Issuer Trustee must account for the Assets of each Trust separately from the Assets of all other Trusts and must account for the Liabilities of a Trust separate and apart from the Liabilities and amounts outstanding in respect of all other Trusts.

No limit to number of Trusts
               2.10 There is no limit to the number of Trusts that may be created.

3    Duration of the Trusts
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Commencement
               3.1 Subject to clause 2.1 and 2.2, the Global Trust Manager and the Issuer Trustee may at any time constitute a Trust by lodging with the Issuer Trustee:

                    (a) a Notice of Creation of Trust, substantially in the form set out in Schedule 1, or such other form as may be agreed from time to


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                         time by the Issuer Trustee and the Global Trust Manager
                         which relates to that Trust; and

                    (b) the sum of $10 to constitute the initial Assets of the Trust.

Termination
               3.2  A Trust terminates on the earliest of:

                    (a) the date which is 80 years after that Trust's date of constitution;

                    (b) the date on which that Trust is terminated under this deed or the Supplemental Deed for that Trust or by law; and

                    (c) following the occurrence of an Event of Default in respect of that Trust, the date on which the Security Trustee has notified the Issuer Trustee in writing that it has enforced the Deed of Charge in respect of that Trust and has distributed all of the amounts which it is required to distribute under the Master Security Trust Deed for that Trust.

               3.3 At any time after the date that all the Notes issued in respect of a Trust have been redeemed in accordance with this deed and any other Secured Creditors paid in full, the Global Trust Manager may notify the Issuer Trustee and the Unitholders of that Trust in writing that the Trust is to be terminated. The Trust terminates upon receipt of that notice by the Issuer Trustee.

Procedure
               3.4 On termination, and subject to the terms of the Supplemental Deed for the Trust, the Issuer Trustee must realise the Assets of the Trust. This must be completed in 180 days if practical and in any event as soon as possible after that.

Final Distribution
               3.5 The net proceeds of realisation, after discharging or providing for all Liabilities of a Trust (including any contingent or potential liabilities) in accordance with this deed and meeting the expenses (including anticipated expenses) of termination, must be distributed by the Issuer Trustee to the Unitholders of the Trust in accordance with the Supplemental Deed for that Trust.

4    Interest of Unitholders
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Entitlement to a Trust
               4.1 The beneficial interest in each Trust will be constituted by the issue of:

                    (a)  one or more Residual Capital Units; and

                    (b)  one or more Residual Income Units,

                    of that Trust in accordance with the relevant Supplemental Deed. The beneficial interest of each Trust is vested in the Residual Capital


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                    Unitholders and the Residual Income Unitholders of that
                    Trust in accordance with this deed and that relevant Supplemental Deed.

               4.2 The rights and interests of the Residual Income Unitholders and the Residual Capital Unitholders in respect of a Trust will be determined in accordance with the relevant Supplemental Deed.

Restrictions
               4.3 No Unitholder in respect of a Trust is entitled (other than as permitted by this deed or any other Transaction Document in respect of that Trust) to:

                    (a) interfere with any Trust or any rights or powers of the Global Trust Manager or the Issuer Trustee under this deed or any other Transaction Document in respect of that Trust;

                    (b) exercise a right in respect of an Asset of any Trust or lodge a caveat or other notice affecting an Asset of any Trust or otherwise claim any interest in an Asset of any Trust;

                    (c) subject to the Transaction Documents for that Trust, require the transfer to it of any Asset of any Trust;

                    (d)  seek to terminate or wind up any Trust;

                    (e) have any recourse whatsoever to the Issuer Trustee or the Global Trust Manager in its personal capacity except in the case of fraud, negligence or breach of trust on the part of the Issuer Trustee or fraud, negligence or material breach of obligation on the part of the Global Trust Manager; or

                    (f) seek to remove the Issuer Trustee or the Global Trust Manager.

                      However, nothing in this clause prevents a Unitholder from:

                        (i) exercising its rights in connection with any Transaction Document;

                        (ii) taking proceedings to obtain an injunction or other order to restrain any breach of any Transaction Document; or

                        (iii) taking proceedings to obtain declaratory relief
                              in relation to any Transaction Document.

Ranking
               4.4 The rights, claim and interest of the Unitholders of a Trust at all times rank after, and are subject to, the interests of the Secured Creditors of that Trust including, without limitation, in relation to any payment obligations in respect of the Notes of the Trust.


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Part C - Assets

5    Transfers between Trusts
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Power
               5.1 The Issuer Trustee, as trustee of a Trust, has power to acquire or dispose of Mortgage Loans in accordance with this deed and the Supplemental Deed relating to that Trust.

Direction by Global Trust Manager
               5.2 The Global Trust Manager may, from time to time, direct the Issuer Trustee (in such form as may be agreed between the Issuer Trustee and the Global Trust Manager) to:

                    (a) acquire Mortgage Loans from another Trust (in this clause 5, the "Transferor Trust") in its capacity as trustee of a Trust (in this clause 5, the "Transferee Trust") in accordance with the Supplemental Deeds for the Transferor Trust and for the Transferee Trust using the proceeds of Borrowings of the Transferee Trust and/or other funds available to that Transferee Trust; or

                    (b) dispose of Mortgage Loans to the purchaser of the Mortgage Loans (in this clause 5, the "Relevant Acquirer"),

                    by delivering a Receivables Transfer Direction to the Issuer Trustee.

Required information
               5.3 Any Receivables Transfer Direction given to the Issuer Trustee in accordance with clause 5.2 must comply with the requirements of this deed and the relevant Supplemental Deeds and include all relevant details relating to:

                    (a)  the Relevant Acquirer;

                    (b)  the Transferor Trust and the Transferee Trust;

                    (c)  the Mortgage Loans subject to the direction;

                    (d) the Cut-Off Date and the Closing Date for the Housing Loans referable to the relevant Mortgage Loans;

                    (e) the amount and source of the Borrowings to be raised to enable the Issuer Trustee to acquire the Mortgage Loans (where applicable) or, if not a Borrowing, the source of funds; and

                    (f)  the purchase price (or its method of calculation).

Conditions to acceptance
               5.4 The Issuer Trustee will not act on a Receivables Transfer Direction unless the direction complies with the requirements of clause 5.3 of this deed and any other requirements specified in the relevant Supplemental Deeds.


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               5.5  If the Issuer Trustee accepts a Receivables Transfer
                    Direction under clause 5.2, the Global Trust Manager shall do everything reasonably necessary to enable the Issuer Trustee to implement the direction.

Effect of acceptance
               5.6 If the Issuer Trustee complies with a Receivables Transfer Direction under clause 5.2 to acquire Mortgage Loans, it shall (acting on the direction of the Global Trust Manager):

                    (a)  in its capacity as trustee of the Transferee Trust:

                        (i) pay the purchase price specified in the Receivables Transfer Direction to acquire the relevant Mortgage Loans; and

                        (ii)  acquire the relevant Mortgage Loans; and

               (b) in its capacity as trustee of the Transferor Trust, do all such things as may be required to dispose of its right, title and interest in, to and under the relevant Mortgage Loans to the Transferee Trust in the manner contemplated by the Receivables Transfer Directions, and otherwise comply with the Receivables Transfer Direction.

Transfers
               5.7 A transfer shall take place under a Receivables Transfer Direction, or by such other method as the Issuer Trustee and the Global Trust Manager may determine or as required in a Transaction Document.

               5.8 Upon payment of the purchase price (specified in the Receivables Transfer Direction and as adjusted in accordance with the terms of the sale):

                    (a) by the Issuer Trustee as trustee of the Transferee Trust, the Issuer Trustee as trustee of the Transferee Trust will hold automatically, by virtue of this deed and without any further act or instrument or other thing being done or brought into existence, the benefit of all Mortgage Loans of that Trust transferred to it by the Issuer Trustee as trustee of the Transferor Trust (together with the benefit of all Support Facilities and Derivative Contracts which the Issuer Trustee and the Global Trust Manager agree are to be transferred, and all other rights and entitlements relating to the relevant Mortgage Loans); or

                    (b) by the Relevant Acquirer, the Issuer Trustee as trustee of the Transferor Trust will treat the Mortgage Loans as having been repaid in full by that payment.

               5.9 The Receivables Transfer Direction or other method of transfer (as the case may be) may, if so agreed between the Issuer Trustee and the Global Trust Manager, provide:



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                    (a)  that the Issuer Trustee shall give for the benefit of the Transferee Trust specified representations, warranties and undertakings in relation to the Mortgage Loans; and

                    (b) for the effect of any breach of a representation, warranty or undertaking referred to in paragraph (a).

Transfer of rights
               5.10 When Mortgage Loans are transferred from a Trust, the rights and benefits of the Issuer Trustee in its capacity as trustee of the Transferor Trust, and the rights of indemnity or reimbursement of the Issuer Trustee in its capacity as trustee of the Transferor Trust in respect of the Mortgage Loans (including, without limitation, any representation, warranty, covenant or undertaking in favour of that party) are also transferred, with effect from the date of transfer, for the benefit of the Transferee Trust.

Adjustments
               5.11 Following a transfer of Mortgage Loans from a Trust to any person (including, without limitation, another Trust), the Global Trust Manager shall calculate, and notify the Issuer Trustee of, and the Issuer Trustee shall pay, the amount of any Accrued Interest Adjustment relating to those Housing Loans that may be due from one Trust to another Trust or other person at any time in accordance with the provisions (if any) of the relevant Supplemental Deeds or the relevant Receivables Transfer Direction (as the case may be).

6    Title Perfection Event in respect of a Trust
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Event

               6.1 If the Issuer Trustee has notice that a Title Perfection Event has occurred and is subsisting in respect of a Trust, the Issuer Trustee must notify the Seller, the Servicer, the Global Trust Manager and each Current Rating Agency that a Title Perfection Event has occurred and, unless each Current Rating Agency confirms in writing within 10 Business Days of receipt of that notice to the Issuer Trustee, the Global Trust Manager and the Servicer that the failure to protect the Issuer Trustee's title to the Mortgage Loans in accordance with clause 6.2 will not have an Adverse Rating Effect, the Issuer Trustee must declare that a Title Perfection Event has occurred in respect of that Trust. The Global Trust Manager must notify the Issuer Trustee immediately after becoming aware that a Title Perfection Event has occurred.

Perfection of title
               6.2 If, and only if, a declaration is made by the Issuer Trustee in accordance with clause 6.1 in respect of a relevant Trust, the Issuer Trustee and the Global Trust Manager must as soon as practicable take all necessary steps to protect the Issuer Trustee's interest in, and title to, the Mortgage Loans forming part of the Assets of that Trust, including:



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                    (a)  the execution (where necessary, executed under a
                         Power of Attorney) and lodgement of Transfers or caveats with the land titles office of the appropriate jurisdiction;

                    (b) give notice to the relevant Debtors and Security Providers of the sale of the relevant Mortgage Loans;

                    (c) give notice of its interest in, and title to, the relevant Mortgage Loans to any other interested person; and

                    (d) require each relevant Debtor to make all payments in respect of the relevant Housing Loans to the Collections Account or as otherwise directed by the Issuer Trustee.

Power of Attorney
               6.3 The Issuer Trustee must only use a Power of Attorney granted to it in respect of a Trust in the manner contemplated by clause 6.2, if it has declared that a Title Perfection Event has occurred in accordance with clause 6.1

Issuer Trustee to hold Legal Title or lodge Caveats
               6.4 If the Issuer Trustee does not hold the Mortgage Title Documents necessary to vest fully and effectively in the Issuer Trustee the Seller's legal right, title and interest in and to any Mortgage in relation to a Housing Loan that is part of the Assets of the Trust, the Issuer Trustee must, as soon as is practicable in the circumstances after the Issuer Trustee is aware of the occurrence of the Title Perfection Event in respect of a Trust, either have commenced to take all necessary steps to protect the Issuer Trustee's interest in, and title to, each Mortgage which comprises an Asset of that Trust or have lodged or entered a caveat or similar instrument in respect of the Issuer Trustee's interest in the Land subject to each Mortgage which comprises an Asset of that Trust.

Other Secured Liabilities
               6.5 Following a declaration in accordance with clause 6.1 in respect of a Trust, the Issuer Trustee must continue to hold its interest in the Seller Trust Assets (if any) which relate to that Trust in accordance with the relevant Supplemental Deed.

7    Investment
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Global Trust Manager's role
               7.1 The moneys comprised in a Trust must be invested only in Assets of that Trust. The Global Trust Manager must ensure that sufficient Assets of each Trust are in Cash to enable the Issuer Trustee to give effect to the Global Trust Manager's decisions. The Issuer Trustee must not acquire or dispose of any Asset of a Trust except as directed by the Global Trust Manager until the Trust terminates, provided that the Issuer Trustee is entitled to deal with Assets as it considers appropriate to satisfy any liability for which it is entitled to be indemnified and for which it may be personally liable.



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Directions

               7.2  (a)  The Global Trust Manager must give the Issuer
                         Trustee directions in writing for the investment of any of the Assets of a Trust in Mortgage Loans or Authorised Investments and as to the purchase, sale, transfer, exchange or alteration of any Mortgage Loans or Authorised Investments. A direction of this type must identify the Mortgage Loans or Authorised Investments and the steps that the Global Trust Manager directs that the Issuer Trustee take in relation to it. The Issuer Trustee must exercise any voting rights in respect of Mortgage Loans or Authorised Investments in such manner as the Global Trust Manager directs from time to time.

                    (b) It shall be the role of the Issuer Trustee to give effect to all directions and proposals of the Global Trust Manager as are communicated by the Global Trust Manager to the Issuer Trustee in accordance with this clause 7, but the Global Trust Manager may not give any direction or proposal to the Issuer Trustee which conflicts with the terms of the Trust, including the Supplemental Deed for that Trust.

Contingencies
               7.3 If an investment proposed by the Global Trust Manager involves the Issuer Trustee incurring:

                    (a) any material liability as trustee of the Trust (in the reasonable opinion of the Issuer Trustee); or

                    (b) any additional liability that may exceed the Net Assets of the Trust,

                    then the Global Trust Manager must not give a direction to the Issuer Trustee to invest any of the Assets unless the Global Trust Manager reasonably believes that there will be no Adverse Rating Effect in respect of the Trust and the Issuer Trustee need not give effect to the Global Trust Manager's direction unless the Issuer Trustee's liability (other than its liability as trustee of the Trust) is limited in a manner which the Issuer Trustee considers satisfactory provided the Issuer Trustee must notify the Global Trust Manager if it is not so satisfied as soon as practicable but in any event within 5 Business Days (or such other period as is agreed between the Issuer Trustee and the Global Trust Manager) of receiving a copy of such details as the Issuer Trustee may reasonably require (as compiled by the Global Trust Manager) of the proposed investment.

               7.4 Subject to clause 7.6, the Global Trust Manager shall from time to time give to the Issuer Trustee of a Trust a proposal for an investment in property which is to constitute Assets of that Trust and for the sale, transfer or other realisation of or dealing with the Assets of that Trust. Each proposal must:

                    (a) be in writing in a form agreed between the Issuer Trustee and the Global Trust Manager;



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                    (b)  specify the Assets to be purchased, sold, transferred or originated;

                    (c) specify the action (if any) to be taken by the Issuer Trustee to give effect to it;

                    (d) contain a certification by the Global Trust Manager that the giving effect to the proposal by the Issuer Trustee will be in accordance with this deed;

                    (e) specify the price to be paid for the Asset or, in the case of a loan to be made by or financial accommodation to be provided to the Issuer Trustee, the amount of the loan or the accommodation;

                    (f)  specify to whom any amount is payable under paragraph
                         (e), or if an Asset is to be acquired from a Trust, the name of that Trust; and

                    (g) contain all other information which the Issuer Trustee may reasonably require to satisfy itself that the certification is correct and to give effect to the proposal.

Discretion of Global Trust Manager
               7.5 The Global Trust Manager shall have the fullest discretion to recommend in the proposal the time and mode of and the broker, contractor or agent (if any) to be engaged in the implementation of the proposal including the right to recommend a postponement for so long as the Global Trust Manager in its discretion shall think fit.

Issuer Trustee to act
               7.6 Subject to this deed, on receipt of any written proposal by the Global Trust Manager under clause 7.4, the Issuer
                    Trustee:

                    (a) must comply with that proposal in accordance with this deed unless the Issuer Trustee considers that it would be illegal for the Issuer Trustee to do so, would constitute a breach of any fiduciary duty in respect of the Trust or of any document, agreement or law or would result in the Issuer Trustee's exposure to a risk of personal liability where the Issuer Trustee is not satisfied (acting reasonably) that it will be adequately indemnified or reimbursed for any cost, expense, loss or liability which it will or may incur as a result of complying with such proposal; and

                    (b) may rely upon the recommendations and advice of the Global Trust Manager with respect to any such proposal, without being under a duty to make any inquiries or to make any assessments or judgment in relation to:

                        (i)   the merits of the proposal; or

                        (ii) whether the proposed investment is an Authorised Investment or is otherwise permitted under or complies with this deed. Subject to this deed, the Issuer Trustee



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                              must not make or acquire an investment if it
                              knows that it is not an Authorised Investment or that it does not comply with this deed.

Part D - Borrowings

8    Borrowings
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Borrowings
               8.1 Subject to the provisions of this deed and the relevant Supplemental Deed, the Issuer Trustee, at the written request of the Global Trust Manager (in the form agreed between the Issuer Trustee and the Global Trust Manager from time to time), and in respect of a Trust, must Borrow in accordance with this deed and the relevant Supplemental Deed for the purpose of, or ancillary to, the investment in Assets or to enable the Issuer Trustee to continue to fund its holding in that investment. The Global Trust Manager will not instruct the Issuer Trustee to make a Borrowing in respect of a Trust if the Borrowing would, in the Global Trust Manager's reasonable opinion, have an Adverse Rating Effect in respect of that Trust.

Types of Borrowings
               8.2 A Borrowing (other than under a Derivative Contract) in respect of a Trust may only take the form of:

                    (a) an issue of Notes in accordance with this deed, the relevant Supplemental Deed, the Master Security Trust Deed, the relevant Deed of Charge and the relevant Note Trust Deed, if applicable;

                    (b)  a drawdown under a relevant Support Facility; or

                    (c) any other Borrowing which is at all times subordinated to, and subject to, the interests of the Secured Creditors in respect of the Trust (and entered into with the recourse of the creditor being limited to the funds available to the Issuer Trustee at any time after satisfaction of all other Liabilities).

Global Trust Manager to select method
               8.3 The Global Trust Manager must, by notice in writing to the Issuer Trustee, select the method of Borrowing in accordance with clause 8.2 to be undertaken by the Issuer Trustee. If the Borrowing takes the form referred to in clause 8.2(c) the Global Trust Manager must notify the Issuer Trustee in writing of the form of that Borrowing, the total amount of that Borrowing and the terms and conditions relating to it (which must be in accordance with the terms of the Transaction Documents and acceptable to the Issuer Trustee, acting reasonably).

Security
               8.4 The Issuer Trustee may (but is not obliged to) secure the repayment or payment of any Borrowings referred to in clause 8.2(c) and interest, costs and other charges and expenses in connection with such Borrowings, upon terms and conditions determined by the Global Trust


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                    Manager in writing including, without limitation, giving a negative pledge or by giving any form of security over all or any of the Assets of the relevant Trust provided that the Borrowing and interest, costs and other charges and expenses in connection with such Borrowing remains subordinated in the manner described in paragraph 8.2(c).

Supplemental Deed
               8.5 Where the Borrowing takes the form of an issue of Notes, the Supplemental Deed for the relevant Trust must (where relevant) provide for, amongst other things, the following:

                    (a)  the designation of the Notes for that Trust;

                    (b) the initial principal amount, Interest Rate, authorised denominations and maturity of each Class of Notes for that Trust;

                    (c) the method for calculating the amount of interest and principal to be paid to each Class of Notes;

                    (d) the timing and order of priority of interest and principal payments;

                    (e)  any applicable redemption features; and

                    (f)  distribution dates and interest accrual periods.

Debt of the Issuer Trustee
               8.6 Subject to this deed, each Note will represent a debt of the Issuer Trustee as trustee of the relevant Trust and will be repaid or redeemed in accordance with its terms of issue. The Issuer Trustee acknowledges its indebtedness in relation to each such Note.

Location of Notes
               8.7 For Registered Notes, the property in the Notes is regarded as situated at the place where the Register on which those Registered Notes are recorded is located.

Purpose of Borrowings
               8.8 In respect of a Trust, the Issuer Trustee must only apply the proceeds of a Borrowing:

                    (a) to purchase, refinance or otherwise invest in, Assets referable to that Trust;

                    (b) to make payments of amounts due and payable in respect of Notes previously issued by the Issuer Trustee in respect of that Trust;

                    (c) to make payments of amounts due and payable in respect of any Support Facility, Derivative Contract or any other Borrowings referable to that Trust; or


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                    (d)  otherwise in accordance with this deed or any other
                         Transaction Document including, without limitation, discharging Liabilities in respect of that Trust for which the Issuer Trustee has or will have a right of reimbursement out of the Assets of that Trust.

Global Trust Manager's power
               8.9 Where a Borrowing takes the form of an issue of Notes, the Global Trust Manager has the power to:

                    (a) negotiate the terms and conditions of the issue of the Notes;

                    (b) accept the terms and conditions of the issue of the Notes with any person managing or arranging the issue of the Notes and bind the Issuer Trustee to the issue of the Notes on those terms and conditions; and

                    (c) direct the Issuer Trustee to issue the Notes on those terms and conditions.

                    However, the Global Trust Manager's power to act and bind the Issuer Trustee in accordance with this clause is conditional on the Issuer Trustee being satisfied (in its reasonable discretion) with the terms and conditions of the issue of the Notes, including the terms and conditions dealing with the personal liability of the Issuer Trustee. The Issuer Trustee must notify the Global Trust Manager if it is not satisfied with the terms and conditions dealing with the personal liability of the Issuer Trustee within 5 Business Days (or such other period as is agreed between the Issuer Trustee and the Global Trust Manager) of receiving a copy of the terms and conditions of the issue (other than commercial information to be completed on or about the date of issue) and any other relevant Transaction Documents in connection with the issue.

No liability attaches to the Global Trust Manager
               8.10 The Global Trust Manager shall not be liable in any way to meet any moneys payable by the Issuer Trustee in its capacity as trustee of any Trust to a Noteholder, or to any other person, with respect to the preparation and service of an Issue Notice on the Issuer Trustee, the certifications in such an Issue Notice or the issue of any Notes.

9    Conditions precedent to issue of Notes
-------------------------------------------------------------------------------
Issue Notice
               9.1 The Global Trust Manager must prepare an Issue Notice (substantially in the form of Schedule 3) and deliver it to the Issuer Trustee no later than 2 Business Days (or such other period as the Global Trust Manager and the Issuer Trustee may agree) before the proposed Issue Date for the issue of any Notes.

Conditions precedent to issue
               9.2 The Issuer Trustee must not issue any Notes in relation to a Trust on an Issue Date unless:


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                    (a)  the Global Trust Manager has directed the Issuer
                         Trustee to issue the Notes. The Issuer Trustee may rely on the direction of the Global Trust Manager to issue Notes without enquiry;

                    (b) the Issuer Trustee has granted a charge to the Security Trustee over the Assets of that Trust by executing a Deed of Charge for the benefit of the Secured Creditors of that Trust;

                    (c) on or before the second Business Day before the Issue Date (or such other period as the Issuer Trustee and Global Trust Manager may agree), the Global Trust Manager has provided an Issue Notice for that Trust to the Issuer Trustee;

                    (d) the relevant Trust has been constituted according to this deed and the relevant Supplemental Deed; and

                    (e) any other conditions precedent to the issuing of the Notes on that Issue Date referred to in the relevant Supplemental Deed have been satisfied.

Conditions precedent to direction to issue
               9.3 The Global Trust Manager will not direct the Issuer Trustee to issue Notes unless:

                    (a)  clause 9.2 has been complied with;

                    (b) such documentation as the Global Trust Manager regards as being reasonably necessary for the issue, sale and distribution of the Notes has been entered into;

                    (c) it is not actually aware that an Insolvency Event has occurred in respect of the Issuer Trustee in its personal capacity or in its capacity as trustee of the Trust to which the Notes relate; and

                    (d) any other conditions precedent to the Global Trust Manager directing the Issuer Trustee to issue Notes referred to in the relevant Supplemental Deed are satisfied.

10   Terms of issue of Notes
-------------------------------------------------------------------------------
Characteristics
               10.1 The Notes will have the characteristics specified in the relevant Supplemental Deed and, in the case of Bearer Notes, the relevant Note Trust Deed (including the Conditions).

Excluded offer or issue
               10.2 The Global Trust Manager must not issue a direction to the
                    Issuer Trustee pursuant to clause 9.2(a) unless the Global Trust Manager:

                    (a) is satisfied that any offer for the issue, or any invitation to apply for the issue, of:


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                        (i)   the Notes:

                              (A) is an offer of securities for issue, or is an invitation to apply for the issue of securities, which does not need disclosure to investors under Part 6D.2 of Chapter 6 of the Corporations Act; and

                              (B) is made pursuant to an exemption from, or is not subject to, the registration requirements of the Exchange Act; or

                        (ii) at the time the direction is issued, the Notes comply with:

                              (A) the Financial Services Act, 1986 (United Kingdom), all regulations made under or in relation to that Act and the Public Offers of Securities Regulations 1995;

                              (B)  the Exchange Act, all regulations made
                                   thereunder and all other laws or
                                   regulations of any jurisdiction of the
                                   United States of America regulating the
                                   offer or the issue of, or the subscription for, the Notes; and

                              (C)  any other relevant laws.

Subscriptions by other persons
               10.3 Subscriptions for Notes must be made in the manner agreed between the Global Trust Manager and the Issuer Trustee. Upon receipt of a duly completed subscription form (if required), completion of any other procedures determined by the Global Trust Manager and receipt of the Issue Price for the Notes, the Issuer Trustee must as soon as practicable after an Issue Date for a Trust and subject to this deed:

                    (a) issue the Notes in accordance with the relevant Issue Notice;

                    (b) where the Notes are Registered Notes, issue an Acknowledgment to the subscriber in respect of the Notes;

                    (c) where the Notes are Registered Notes, enter the relevant information in respect of the Notes into the Register; and

                    (d) where the Notes are Bearer Notes, issue those Bearer Notes in accordance with the Note Trust Deed and the Supplemental Deed for the relevant Trust.

No liability
               10.4 Notwithstanding any other provision of this deed or any
                    Transaction Document, in no circumstances will the Issuer Trustee or the Global Trust Manager be obliged to issue or procure the issue of a Note if the Issuer Trustee has not received payment in full of the Issue Price in cleared funds (or as otherwise agreed between the Global Trust


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                                                                              17
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                    Manager and the Issuer Trustee) for the Note. If
                    insufficient moneys are raised on a proposed Issue Date for their intended purpose in accordance with this deed, neither the Issuer Trustee nor the Global Trust Manager shall have any obligation or liability to any person (including, without limitation, to each other or any intending Noteholder) to issue the Notes or incur any other liability for any costs, loss or liabilities incurred in connection with the failure to issue the Notes other than the obligation to return any subscription moneys received on the Issue Date unless the failure to raise the necessary moneys was caused by its own negligence, fraud or breach of trust (in the case of the Issuer Trustee) or material breach of obligation (in the case of the Global Trust Manager).

Terms of Notes
               10.5 All Notes issued by the Issuer Trustee as trustee of a
                    Trust shall be issued with the benefit of, and subject to, this deed, the relevant Supplemental Deed, the Master Security Trust Deed, the relevant Deed of Charge and, in the case of Bearer Notes, the relevant Note Trust Deed. Each such document in relation to a Trust is binding on the Global Trust Manager, the Issuer Trustee and each Secured Creditor in respect of that Trust.

Acknowledgment of indebtedness
               10.6 Subject to the terms of this deed and the Supplemental
                    Deed for the relevant Trust:

                    (a) each entry in the Register for the Trust in respect of a Registered Note relating to the Trust; and

                    (b) in relation to each Bearer Note relating to the Trust, that Bearer Note,

                    constitutes an independent and separate acknowledgment to the relevant Noteholders or Note Owners, as the case may be, by the Issuer Trustee of its indebtedness as trustee of the Trust for the Invested Amount of that Note together with the other rights given to Noteholders and the Note Owners under this deed, the Supplemental Deed for the relevant Trust, the Master Security Trust Deed, the Deed of Charge in respect of the relevant Trust and (in relation to a Bearer Note) the Note Trust Deed and the Conditions for the relevant Trust.

11   Support and other Facilities
-------------------------------------------------------------------------------
Facilities
               11.1 The Issuer Trustee shall, in relation to any Trust, on the prior direction of the Global Trust Manager, enter into any Support Facility or Derivative Contract on such terms and conditions as are reasonably required by the Global Trust Manager provided the Issuer Trustee is satisfied (in its reasonable discretion) with the terms and conditions dealing with the personal liability of the Issuer Trustee (the Issuer Trustee must notify the Global Trust Manager if not so satisfied as soon as practicable but in any event within 5 Business Days (or such other

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                    period as is agreed between the Issuer Trustee and the
                    Global Trust Manager) of receiving a copy of the terms and conditions of the relevant facility and any other Transaction Documents in connection with the relevant facility).

Rated issues
               11.2 Clauses 11.3 to 11.5 shall only apply with respect to a
                    Trust if Notes in respect of that Trust have been, or are to be rated by a Current Rating Agency.

Manager's Direction
               11.3 The Global Trust Manager shall (subject to this deed):

                    (a) direct the Issuer Trustee that each Support Facility or Derivative Contract for the benefit of the Trust must be taken out or executed with a person having at that time the Required Credit Rating (if required by a Current Rating Agency); and

                    (b) take, or direct the Issuer Trustee to take, such other action as may be necessary to satisfy the requirements of the Current Rating Agency with respect to the relevant Support Facility or Derivative Contract in relation to that Trust.

Replacement or additional facilities
               11.4 Any Support Facility or Derivative Contract for the
                    benefit of a Trust shall, subject to this deed, be entered into by the Issuer Trustee on or prior to the Issue Date in relation to any Notes in respect of that Trust provided that, the Issuer Trustee may, at the direction of the Global Trust Manager:

                    (a) enter into a new Support Facility or Derivative Contract as trustee of a Trust after the Issue Date if, and only if, the Global Trust Manager has received written confirmation from the Current Rating Agency that entering into the Support Facility or Derivative Contract will not result in a downgrading of any rating assigned to any Notes issued in respect of that Trust; or

                    (b) substitute a new Support Facility or Derivative Contract for any existing Support Facility or Derivative Contract (respectively) entered into in accordance with this clause 11.4 if, and only if, the Global Trust Manager considers it to be in the interests of that Trust and the Global Trust Manager has received confirmation from the Current Rating Agency that the new Support Facility or Derivative Contract will not result in a downgrading of any rating assigned to any Notes issued in respect of that Trust.

Reduction in rating
               11.5 If a person providing a Support Facility or Derivative
                    Contract to the Issuer Trustee as trustee of a Trust ceases to have the Required Credit Rating (if a Current Rating Agency requires it to have a Required Credit Rating) and a Current Rating Agency has downgraded, or has indicated that it proposes to downgrade, its rating of the Notes, the Issuer Trustee

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                                                                              19
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                    must, if directed by the Global Trust Manager (in its
                    absolute discretion) and subject to this deed:

                    (a) enter into any substitute or additional Support Facility or Derivative Contract identified by the Global Trust Manager, on such terms as are reasonably required by the Global Trust Manager; or

                    (b) take such other action as may be required by the Current Rating Agency,

                    to maintain the rating of those Notes as it stood prior to such downgrading or proposed downgrading of the rating of the Notes.

Part E - Issuer Trustee
12   Issuer Trustee
-------------------------------------------------------------------------------
Powers
               12.1 Subject to the relevant Supplemental Deed in respect of a
                    Trust, the Issuer Trustee has all the powers in respect of a Trust that it is legally possible for a natural person or corporation to have and as though it were the absolute owner of the Assets of the relevant Trust and acting in its personal capacity. For example, the Issuer Trustee has power to borrow (whether or not on security) and to incur all types of obligations and liabilities (including, without limitation, Borrowings under clause 8.2).

                    Without affecting the generality of the above, the Issuer Trustee has the following powers (to be construed as separate and independent powers of the Issuer Trustee):

                    (a) to invest in, acquire or dispose, or otherwise deal with Mortgage Loans;

                    (b) to invest in or deal with any other Asset for cash or upon terms;

                    (c) to pay all fees payable under the Transaction Documents and all expenses which are properly incurred in respect of a Trust;

                    (d) to borrow and raise moneys as provided in the Transaction Documents;

                    (e) subject to this deed, to borrow, raise money or procure financial accommodation where the Issuer Trustee considers the same to be in the interests of a Trust upon such terms as the Global Trust Manager thinks fit and that are acceptable to the Issuer Trustee (acting reasonably);

                    (f) to exercise any power of sale arising on default under any Housing Loan or any other right or remedy accruing in respect of a Trust in relation to any asset or under the Transaction Documents;


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                    (g)  to grant any form of discharge, release or partial
                         discharge or release of any Housing Loan and provide any type of financial accommodation in connection with any Housing Loan where to do so is in the opinion of the Issuer Trustee not prejudicial to the Secured Creditors of a Trust;

                    (h) to enter into and perform its obligations under the Transaction Documents containing such terms and conditions as the Global Trust Manager thinks fit and that are acceptable to the Issuer Trustee (acting reasonably);

                    (i)  to enter into Support Facilities and Derivative
                         Contracts;

                    (j) to enter into any agreement or do anything in connection with a Trust, such as dealing with the assets over which security is held, engaging advisers and to execute proxies and other instruments;

                    (k) to enter into any document giving effect to a priority arrangement between the Issuer Trustee (in relation to a Housing Loan) and another provider of financial accommodation which will take or has taken security over the asset which is subject to a Mortgage or a Collateral Security;

                    (l) to pay amounts required to remove any lien or charge over any Assets to permit the Issuer Trustee to deal with that Asset in accordance with the relevant Supplemental Deed and any Transaction Document of the relevant Trust;

                    (m) to fetter its future discretions in accordance with the Transaction Documents;

                    (n) to lodge Bearer Notes, or arrange for Bearer Notes to be lodged, with a Depository;

                    (o) to convert currencies on such terms and conditions as the Global Trust Manager thinks fit and that are acceptable to the Issuer Trustee (acting reasonably);

                    (p) to list and maintain the listing of the Bearer Notes on any stock exchange;

                    (q) to appoint a Note Trustee, Note Registrar and Agent Bank in respect of a relevant Trust;

                    (r) to appoint Paying Agents in respect of a relevant Trust; and

                    (s) to appoint the Servicer in respect of a Trust to retain custody of the Mortgage Title Documents of that Trust in accordance with the Servicing Agreement and to lodge such Mortgage Title Documents with such Servicer.


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                                                                              21
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Interests of Secured Creditors paramount
               12.2 The Issuer Trustee agrees to, and each Unitholder
                    acknowledges that the Issuer Trustee will, subject to the provisions of this deed, exercise its powers in what the Issuer Trustee considers in good faith to be in the interests of the Unitholders and the Secured Creditors in respect of each Trust as a whole. In the event of any conflict between those interests, the Issuer Trustee must, subject to the provisions of this deed, exercise its powers in what the Issuer Trustee considers in good faith to be in the interests of the Secured Creditors in respect of the Trust as a whole. Nothing in this clause limits the rights of the Issuer Trustee against any Secured Creditor.

Delegation
               12.3 The Issuer Trustee may, with the consent of the Global
                    Trust Manager (such consent not to be unreasonably withheld), authorise any person or persons to act as its delegate (in the case of a joint appointment, either severally or jointly and severally) to perform its functions under any Transaction Document including to hold title to any Asset, perform any act or obligation or exercise any discretion within the Issuer Trustee's power (including the power to sub-delegate). The authorisation must be written. The Issuer Trustee remains liable for the acts or omissions of a delegate except where the Issuer Trustee has acted in good faith and without negligence or breach of trust in relation to the appointment of the delegate. However, the Issuer Trustee may include provisions to protect and assist those dealing with the delegate in the authorisation as the Issuer Trustee thinks fit. The delegate may be a Related Entity of the Global Trust Manager or the Issuer Trustee.

Indemnity
               12.4 The Issuer Trustee is entitled to be indemnified out of the Assets of a Trust to the extent of those Assets for any liability incurred by the Issuer Trustee in performing or exercising any of its powers or duties in relation to the Trust. This indemnity is in addition to any indemnity allowed by law, but does not extend to liabilities to the extent arising from the Issuer Trustee's fraud, negligence or breach of trust.

Act on expert advice
               12.5 The Issuer Trustee may obtain and act on the written
                    opinion, advice or information obtained from Valuers, solicitors, barristers, legal practitioners, surveyors, contractors, brokers, qualified advisers (whether financial or otherwise), accountants and other experts or consultants whether instructed by the Global Trust Manager or the Issuer Trustee which the Issuer Trustee considers are necessary, usual or desirable for the purpose of enabling the Issuer Trustee to be fully and properly advised and informed in order that it may properly exercise its powers and obligations under this deed.

Issuer Trustee's covenants
               12.6 The Issuer Trustee covenants with the Global Trust
                    Manager, with the intent that the benefit of these covenants enures not only to the Global Trust Manager but also to the Unitholder and the relevant Secured Creditors jointly and each of them severally that it will, in respect of each Trust:


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                                                                              22
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                    (a)  act continuously as trustee of the Trust until the
                         Trust is terminated in accordance with this deed or until it has retired or been removed in accordance with this deed;

                    (b) exercise all due diligence and vigilance in carrying out its functions and duties under this deed;

                    (c) take all such corporate actions which are necessary to ensure that it is able to exercise all its powers and remedies and perform all its obligations under this deed and all other deeds, agreements and other arrangements entered into by the Issuer Trustee under this deed;

                    (d) except where required by statute or by law, not sell, mortgage, charge or deal with the Assets of the Trust (or permit any of its officers to do so) except as permitted by the Transaction Documents relating to that Trust;

                    (e) forward promptly to the Global Trust Manager all notices, reports, circulars and other documents received by it as holder of the Assets;

                    (f) act honestly and in good faith in the performance of its duties and the exercise of its discretions under this deed;

                    (g) exercise such diligence and prudence as a prudent man of business would exercise in performing its express functions and in exercising its discretions under this deed, subject to the provisions of this deed, having regard to the interests of the Unitholders, and the Secured Creditors of the Trust as a whole;

                    (h) use its best endeavours to carry on and conduct its business insofar as it relates to this deed in a proper and efficient manner;

                    (i) except as permitted by the Transaction Documents, and without prejudice to the Issuer Trustee's right of indemnity or reimbursement under this deed, it will not give any guarantees or incur or raise any financial indebtedness (other than in respect of trade creditors in the ordinary course of business of the relevant Trust) in respect of the Trust other than the Notes issued in respect of that Trust or the Borrowings entered into in respect of that Trust;

                    (j) not terminate the obligations of any person under the Transaction Documents in respect of the Trust to which the Issuer Trustee is a party except in the manner contemplated by the relevant Transaction Document;

                    (k) not, in its capacity as trustee of the Trust, conduct any business other than the business permitted under the Transaction Documents for that Trust;

                    (l) subject to this deed and the other Transaction Documents of the Trust, keep each Trust separate from the others and not mix or


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                                                                              23
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                         commingle the Assets of the Trust with the assets or
                         property of any other Trust or any other person;

                    (m) maintain an arms' length relationship with its Related Entities in relation to dealings affecting the Trust;

                    (n) not create any Security Interest over the Assets of the Trust for the benefit of any person except as permitted by the Transaction Documents for that Trust;

                    (o) except in the manner contemplated by the Transaction Documents, not terminate the Trust, transfer or deal with the Assets of the Trust or agree to the merger of the Trust with any other person or entity until all of the Borrowings raised in respect of the Trust have been repaid in full;

                    (p) maintain a register of Authorised Investments and other Assets of that Trust; and

                    (q) keep (or ensure that the Global Trust Manager keeps, in which case the Issuer Trustee will provide the Global Trust Manager with copies of all relevant documents in its possession or control for such purpose) accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee on behalf of each Trust.

Issuer Trustee's indemnity from Assets
               12.7 In respect of each Trust, and without limitation to the terms of any Transaction Document, the right of the Issuer Trustee to be exonerated or indemnified for its liability in respect of all amounts owing by the Issuer Trustee in its capacity as trustee of a Trust shall be limited to the Assets comprising that Trust from time to time available to meet such liability in accordance with this deed. This limitation will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the Assets of the applicable Trust as a result of the Issuer Trustee's fraud, negligence or breach of trust.

Limitation of liability of Issuer Trustee
               12.8 The Issuer Trustee is not liable:

                    (a) in connection with anything done by it in good faith in reliance upon any document, form or list except when it has reasonable grounds to believe that the document, form or list is not genuine;

                    (b) if it fails to do anything because it is prevented or hindered from doing it by law or order;

                    (c) to anyone for payments (except when made negligently) made by it in good faith to a Governmental Authority in connection with Taxes (including Taxes assessed on the income of a Trust)


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                                                                              24
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                         or other charges in respect of a Trust even if the
                         payment need not have been made;

                    (d) if a person fails to carry out an agreement with the Issuer Trustee in connection with any Trust, except to the extent the failure is due to the Issuer Trustee's fraud, negligence or breach of trust; or

                    (e) to anyone because of any error of law or any matter done or omitted to be done by it in good faith in the event of the liquidation or dissolution of a corporation (other than a corporation under its Control).

               12.9 If the Issuer Trustee relies in good faith on a written opinion, advice, information or statement given to it by a person referred to in clause 12.5, it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that person except when the person is not independent from the Global Trust Manager (where the Issuer Trustee has actual notice of that relationship) or the Issuer Trustee. A person is regarded as independent notwithstanding that the person acts or has acted as an adviser to the Global Trust Manager or the Issuer Trustee or both of them.

               12.10 The Issuer Trustee is not liable:

                    (a) for any loss, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretions under this deed or otherwise in respect of a Trust;

                    (b) for any loss, costs, liabilities or expenses arising out of the exercise or non-exercise of a discretion on the part of the Global Trust Manager;

                    (c) for any loss, costs, liabilities or expenses caused by the Issuer Trustee's failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the Global Trust Manager under this deed, under any Transaction Document or a Borrowing, or any other person;

                    (d) for any loss, costs, liabilities or expenses caused by its acting on any instruction or direction given to it by the Global Trust Manager or by any person in accordance with the terms of any Transaction Document or a Borrowing or failure by the Global Trust Manager or other person to give such an instruction or direction when required to do so by a Transaction Document or Borrowing;

                    (e) for any other act or omission on its part except where the act or omission is fraudulent, negligent or in breach of trust;

                    (f) to the Unitholder or the Secured Creditors of a Trust other than to the extent of the Issuer Trustee's right of indemnity in respect of that Trust;


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                                                                              25
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                    (g)  to make any payment to the Unitholder or the Secured
                         Creditors of a Trust except out of funds held by it for that purpose under this deed in respect of that Trust;

                    (h) for any Global Trust Manager's Default or any other failure by the Global Trust Manager or other person providing services or selling assets to or in respect of a Trust to perform their obligations under or in connection with a Trust or a Transaction Document; or

                    (i)  for having acted upon:

                        (i) any resolution purporting to have been passed at any meeting of Noteholders in respect of which minutes have been made and signed; or

                        (ii) any purposed direction, consent or approval of Noteholders,

                        even though it may subsequently be found that there was some defect in the constitution of that meeting, the passing of that resolution or the giving of the direction, consent or approval (as the case may be) or that for any reason that resolution, direction, consent or approval is not valid or binding upon Noteholders, except, in all cases, to the extent such loss, cost, liability or expense is caused by the Issuer Trustee's own negligence, fraud or breach of trust.

Dealing with instruments
              12.11 The Issuer Trustee and the Global Trust Manager are not
                    required to take any action relating to a transfer or other dealing with any Unit or any Note unless the relevant Unitholder or Noteholder has first paid in cash all Taxes, brokerage, transfer fees, registration fees and other charges which may be payable in respect of the transaction or dealing.

Proceedings in respect of a Trust

              12.12 (a)  The Issuer Trustee may institute, prosecute, defend or otherwise appear in any action, suit or other proceeding in any court or tribunal in respect of any matters touching or concerning a Trust, any Asset or any Transaction Document including an enforcement, contemplated enforcement of, preservation of rights under, initiation, carriage and settlement of any court proceedings in respect of the Trust, any Asset or a Transaction Document. All costs, disbursements and expenses incurred by the Issuer Trustee or the Global Trust Manager in anticipation of or in connection with any such action, suit or proceeding and all costs and disbursements incurred by the Issuer Trustee or the Global Trust Manager in obtaining any legal advice or opinions concerning such action, suit or proceeding or relating to the interpretation or construction of this deed are to be deducted from and paid out of the relevant Trust, provided that:

                        (i) the basis of incurring any of those costs, disbursements and expenses by the Issuer
                              Trustee:


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                                                                              26
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                              (A)  is approved by the Global Trust Manager or
                                   an Extraordinary Resolution at a meeting of the Voting Secured Creditors of the relevant Trust; or

                              (B)  is regarded by the Issuer Trustee as
                                   necessary to protect the interests of the Voting Secured Creditors in relation to the Trust following a breach by the Global Trust Manager of its obligations under this deed and the Issuer Trustee reasonably believes that any delay in seeking an approval under paragraph (A) may be prejudicial to the interests of the Voting Secured Creditors in relation to the Trust or the Issuer Trustee; or

                        (ii) the Issuer Trustee considers the incurring of those costs, disbursements and expenses to be desirable to protect the Issuer Trustee against potential personal liability.

                    (b) Each of the Issuer Trustee and the Global Trust Manager shall be entitled to claim in respect of the indemnities, stipulated in clauses 12.4 and 14.10 respectively, from the relevant Trust for its expenses and liabilities incurred in defending any action, suit, proceeding or dispute in which fraud, negligence or material breach of obligations (in the case of the Global Trust Manager only) or fraud, negligence or breach of trust (in the case of the Issuer Trustee only) is alleged or claimed against it. However, on the same being proved, accepted or admitted by it, it shall from its personal assets immediately repay to that Trust the amount previously paid by that Trust to it in respect of that indemnity to the extent that it relates to the fraud, negligence or a material breach of obligations (in the case of the Global Trust Manager only) or fraud, negligence or breach of trust (in the case of the Issuer Trustee only).

Limitation of Issuer Trustee's liability
              12.13 Notwithstanding any other provision of this deed, the
                    Issuer Trustee is not obliged to execute or do or omit to do anything (including any instrument), enter into any agreement or incur any obligation in connection with a Trust (including, without limitation, in connection with Borrowings of any kind) unless the Issuer Trustee has received independent legal advice (if required by the Issuer Trustee) in relation to the act, omission, instrument, agreement, obligation or liability and unless the Issuer Trustee's liability in connection with the act, omission, instrument, agreement, obligation or liability is limited in a manner satisfactory to the Issuer Trustee.

Issuer Trustee's reliance
              12.14 The Issuer Trustee is entitled to conclusively rely on
                    (unless actually aware to the contrary), and is not required to investigate the accuracy of:


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                                                                              27
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                    (a)  the contents of any notice, report, certificate,
                         statements, representations or warranties made or given by any party other than itself pursuant to this deed, any Issue Notice or direction from the Global Trust Manager provided in accordance with the Transaction Documents;

                    (b) any calculations made by the Global Trust Manager under any Transaction Document including, without limitation, the calculation of amounts to be paid to, or charged against, the Secured Creditors of the relevant Trust and the Unitholders; or

                    (c) the amount of, or allocation of, collections or other receipts received by a Trust,

                    and the Issuer Trustee is not liable to any person in any manner whatsoever in respect of all such matters.

No liability for non-payment

              12.15 Except in the case of and to the extent of fraud,
                    negligence or breach of trust on the part of the Issuer Trustee, the Issuer Trustee is not liable for any losses, costs, liabilities or claims in the event of a failure to pay moneys on the due date for payment for any loss howsoever arising in respect of a Trust to the Secured Creditors of the relevant Trust or the Unitholder or any other person.

Issuer Trustee no other duties
               12.16 The Issuer Trustee in respect of a Trust only has the obligations which are expressly set out in this deed, the relevant Supplemental Deed and the other Transaction Documents for the relevant Trust.

Global Trust Manager's actions
              12.17 The Global Trust Manager shall take such action as is consistent with its powers under this deed and shall give all necessary instructions and directions to assist the Issuer Trustee to perform its obligations under this deed and the other Transaction Documents.

Use of clearing system
              12.18 The Issuer Trustee is entitled to exercise any of its powers and perform any of its obligations under this deed (including the holding of Assets and the payment and receipt of money) through or in conjunction with any recognised clearing system.

No supervision or investigation
              12.19 Except as expressly set out in this deed and the other
                    Transaction Documents, the Issuer Trustee has no obligation to supervise the Global Trust Manager or any other party or take any action to investigate the accounts, management, control or activities of the Global Trust Manager or any other person. The Issuer Trustee has no duty, and is under no obligation, to investigate whether any of the following has occurred in relation to a Trust (except where the Issuer Trustee has actual notice):

                    (a)  Global Trust Manager's Default;


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                                                                              28
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                    (b)  Servicer Termination Event; or

                    (c)  Title Perfection Event.

Information
              12.20 Except as expressly required by this deed and the other
                    Transaction Documents, the Issuer Trustee has no duty to provide any person (including any Secured Creditor) with any credit or any other information concerning the affairs, financial condition or business of a Trust.

Information Memorandum
              12.21 (a)  The Issuer Trustee has no responsibility for (and will have no liability to any person, including the Unitholders and the Secured Creditors), in respect of any statement or information in or omission from any information memorandum, advertisement, circular or other document prepared by the Global Trust Manager, the Seller or any other person, including in connection with the issue of Notes. Without prejudice to the foregoing, the Global Trust Manager must not publish or permit to be published any such document in connection with the offer of Notes or an invitation for subscriptions for Notes without the prior consent of the Issuer Trustee, which consent must not be unreasonably withheld. In considering whether to give its consent, the Issuer Trustee is not required to review any such document or take into account the interests of the Unitholders or the Secured Creditors or any other person except that the Issuer Trustee must not withhold its consent if it has not reviewed the relevant document (provided the Issuer Trustee has been granted 5 Business Days (or such other period as is agreed between the Issuer Trustee and the Global Trust Manager) to review the relevant document and seek any appropriate advice under clause 12.5).

                    (b) The Issuer Trustee must not, except with the prior consent of the Global Trust Manager, prepare or circulate any statement, information or other document in connection with the issue of Notes.

Issuer Trustee decisions
               12.22 In the event of any dispute, ambiguity or doubt as to the construction or enforceability of this deed or of any other Transaction Document, or of the Issuer Trustee's powers or obligations under or in connection with this deed or any other Transaction Document, or the determination or calculation of any amount or thing under or for the purpose of this deed or any other Transaction Document, the Issuer Trustee may (but will have no obligation to):

                    (a) obtain and rely on advice from any person referred to in clause 12.5; and/or

                    (b) apply to a court or similar body for any direction or order the Issuer Trustee considers appropriate,


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                                                                              29
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                    and provided the Issuer Trustee is using reasonable
                    endeavours to resolve such ambiguity, dispute or doubt, the Issuer Trustee (in its absolute discretion) may (but will have no obligation to) refuse to act or refrain from acting in relation to matters affected by such dispute, ambiguity or doubt.

Liability for Transaction Documents
              12.23 The Issuer Trustee has no responsibility for the form or contents of this deed or any other Transaction Document and will have no personal liability (including in respect of negligence) arising as a result of, or in connection with, any inadequacy, invalidity or unenforceability of any provision of this deed or the other Transaction Documents. Nothing in this clause limits the Issuer Trustee's representations and warranties as to the enforceability of its obligations against it under the Transaction Documents.

Representations and warranties
              12.24 The Issuer Trustee represents and warrants to the Global
                    Trust Manager that:

                    (a) it has been duly incorporated as a company limited by shares in accordance with the laws of the place of its incorporation, is validly existing under those respective laws and has power and authority to carry on its business as it is now being conducted;

                    (b) it has power to enter into and observe its obligations under this deed and the Transaction Documents to which it is a party;

                    (c) it has in full force and effect the authorisations necessary to authorise its execution, delivery and performance of this deed and the Transaction Documents to which it is a party, observe obligations under them and allow them to be enforced, and has filed all necessary returns with the Australian Securities and Investments Commission;

                    (d) its obligations under this deed and the Transaction Documents to which it is a party are valid, binding and enforceable against it in accordance with their terms subject to registration (where required), the payment of any necessary stamp duty and laws and defences generally affecting creditor's rights and the availability of equitable remedies; and

                    (e)  no Issuer Trustee Default continues unremedied.

              12.25 The representations and warranties in clause 12.24 are made on the date of this deed and on each date Notes are issued in respect of a Trust after the date of this deed.

Breach of Consumer Credit Legislation
              12.26 Where the Issuer Trustee is held liable for breaches under the Consumer Credit Code, the Issuer Trustee must seek relief initially under any indemnities provided to it by the Global Trust Manager, the Seller or the Servicer before exercising its right to recover against any Assets of a Trust. Only after any claim being made under all such indemnities is not

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                                                                              30
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                    satisfied within 3 Business Days of it being made, the
                    Issuer Trustee is entitled to exercise its right of indemnity out of the Assets of the relevant Trust.

13   Issuer Trustee's Retirement
-------------------------------------------------------------------------------
Notice from Global Trust Manager
               13.1 The Global Trust Manager may, by written notice, require the Issuer Trustee to retire if it reasonably believes that an Issuer Trustee Default has occurred.

Issuer Trustee's mandatory retirement
               13.2 The Issuer Trustee must retire as trustee of a Trust when required to do so by the Global Trust Manager under clause 13.1.

Removal
               13.3 If the Issuer Trustee refuses to retire within 30 days of being required to do so under clause 13.1 or 13.2, the Global Trust Manager is entitled to remove the Issuer Trustee from office immediately by notice in writing.

New Issuer Trustee
               13.4 Upon the retirement or removal of the Issuer Trustee under clauses 13.1, 13.2 or 13.3, the Global Trust Manager may appoint a replacement trustee by deed if that appointment will not, in the reasonable opinion of the Global Trust Manager, materially prejudice the interests of Noteholders. The appointment is not complete until the new trustee executes a deed by which it covenants to be bound by this deed. Until the appointment of any replacement trustee is complete, the Global Trust Manager must act as trustee (subject to the law) in accordance with this deed. The Global Trust Manager will be entitled to the Issuer Trustee's fee for the period it so acts as Issuer Trustee.

Issuer Trustee's voluntary retirement
               13.5 The Issuer Trustee may retire by giving 3 months' notice in writing to the Global Trust Manager or such period as the Global Trust Manager and the Issuer Trustee may agree.

               13.6 The purported retirement of the Issuer Trustee under
                    clause 13.5 and the purported appointment of a new trustee has no effect until the new trustee executes a deed under which it covenants to act as trustee in accordance with this deed. Such a new trustee may be appointed by the Global Trust Manager at any time after receipt of the notice referred to in clause 13.5. If the Global Trust Manager fails to appoint a new trustee within 60 days of the receipt of the notice referred to in clause 13.5 then the Issuer Trustee may appoint a new trustee provided that each Current Rating Agency has confirmed that the appointment of such person as the new trustee will not have an Adverse Rating Effect in relation to any Trust.

Release
               13.7 When it retires or is removed, the Issuer Trustee is
                    released from all obligations in relation to the Trust arising after the date it retires or is removed except that the Issuer Trustee is still obliged, at the cost of the


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                    Trust, to vest the Assets in the new trustee (or the
                    Global Trust Manager if the Global Trust Manager is acting as trustee) and to promptly deliver all books and records (including computer records to the extent and in the form the Issuer Trustee is able to deliver them) relating to the Trust to the new trustee (or to the Global Trust Manager if the Global Trust Manager is acting as trustee). The Issuer Trustee agrees to co-operate with the new Trustee (or the Global Trust Manager if it is acting as Issuer Trustee) in the transfer of the books and records. The retiring Issuer Trustee may make it a condition of vesting Assets in the new trustee (or the Global Trust Manager, if the Global Trust Manager is acting as trustee) that all liabilities of the retiring Issuer Trustee for which it is entitled to be indemnified and for which it may be personally liable are first satisfied or provided for to the satisfaction of the retiring Issuer Trustee. Removal, retirement or discharge of the Issuer Trustee will not affect the rights or indemnities available to it under this deed or at law in relation to the performance by the Issuer Trustee of its obligations and powers as trustee.

Settlement of amounts
               13.8 The Global Trust Manager may settle with the Issuer
                    Trustee the amount of any sums payable by the Issuer Trustee to the Global Trust Manager or by the Global Trust Manager to the Issuer Trustee and may give to or accept from the Issuer Trustee a discharge in respect of those sums which is then conclusive and binding as between the Issuer Trustee and the Global Trust Manager.

Costs
               13.9 The Issuer Trustee will bear the reasonable costs of its removal if it is removed because of an Issuer Trustee Default. The Issuer Trustee will indemnify the Global Trust Manager and each Trust for these costs. These costs are not payable out of the Assets of a Trust.

               13.10 Any delegation made by the Issuer Trustee under clause
                    12.3 in respect of a Trust will automatically terminate if the Issuer Trustee retires, or is removed, in accordance with this clause 13 in respect of that Trust.

Part F - Global Trust Manager

14   Global Trust Manager
-------------------------------------------------------------------------------
Powers
               14.1 The Global Trust Manager must (subject to the Transaction
                    Documents for a Trust) manage each Trust until it retires or is removed. This power extends to the management of the Assets (other than the Mortgage Loans) and Liabilities of each Trust, and excludes the Issuer Trustee from management except as set out in this deed.

Manager to have discretion
               14.2 Subject to this deed, the Global Trust Manager has
                    absolute discretion with respect to all the powers, authorities and discretions vested in it whether or not in relation to the manner or time of exercise.


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Services
               14.3 Without limiting any other provision of this deed, the
                    Global Trust Manager agrees to perform and provide the following services to the Issuer Trustee in respect of each Trust:

                    (a) to prepare and maintain all accounts, ledgers and financial records and reports in respect of the Trust and the tax returns of the Trust;

                    (b) to prepare and deliver (by facsimile or such other method as the Global Trust Manager may consider appropriate) such statements and reports as may be required to be prepared and delivered by the Global Trust Manager under the Transaction Documents for that Trust;

                    (c) to calculate the amount of each payment to each Secured Creditor in accordance with the provisions of the Transaction Documents and advise the Issuer Trustee of such amount of each payment;

                    (d)  to notify the Issuer Trustee immediately if:

                         (i) it becomes actually aware of a material breach of a Transaction Document;

                         (ii) it becomes actually aware that a representation
                              or warranty in a Transaction Document was incorrect when made; or

                        (iii) it becomes actually aware of the occurrence of
                              a Global Trust Manager's Default,

                         provided that the Global Trust Manager is not responsible or liable to investigate (except in the case of manifest error);

                    (e) subject to the terms of the Transaction Documents and any confidentiality undertakings to which the Global Trust Manager is subject, to provide the Issuer Trustee, in a timely manner (having regard to the information requested) the information reasonably requested by the Issuer Trustee in connection with the Trust. The costs and expenses of the Global Trust Manager in connection with providing such information will fall within the indemnity referred to in clause 14.10;

                    (f)  the co-ordination of Borrowings of the Trust;

                    (g) subject to the appointment of any Servicer, the management of Mortgage Loans, Authorised Investments and any Support Facilities and Derivative Contracts required to be established and maintained pursuant to the Supplemental Deed of that Trust; and

                    (h) the calculation of all determinations to be made on each Determination Date and of all payments to be made on each


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                                                                              33
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                         Payment Date in accordance with the Supplemental Deed
                         of that Trust.

Delegation
               14.4 The Global Trust Manager may, pursuant to a Deed of
                    Delegation or otherwise, authorise any person or persons to act as its delegate (in the case of a joint appointment, either severally or jointly and severally) to perform any or all of its functions in respect of a Trust or under any Transaction Document in respect of a Trust, to perform any act or exercise any discretion within the Global Trust Manager's power (including the power to sub-delegate). The Global Trust Manager remains liable for the performance of all of its obligations under this deed notwithstanding any such appointment.

                    The delegate may be a Related Entity of the Global Trust Manager or the Issuer Trustee.

Act on expert advice
               14.5 The Global Trust Manager may obtain and act upon the
                    written opinion, advice or information obtained from Valuers, barristers, solicitors, legal practitioners, contractors, brokers, qualified advisers (both financial and otherwise) and other experts whether instructed by the Global Trust Manager or by the Issuer Trustee.

No power to bind Issuer Trustee
               14.6 The Global Trust Manager acknowledges that in exercising its powers, authorities and discretions vested in it and carrying out and performing its duties and obligations in relation to any Trust or any Asset, whether under this deed or under any Transaction Document, neither it nor its delegate has any power to bind the Issuer Trustee, otherwise than as expressly provided in this deed or such other Transaction Document, or with the express authority of the Issuer Trustee.

Global Trust Manager's covenants
               14.7 The Global Trust Manager covenants with the Issuer Trustee in respect of each Trust that it will, until the Trust is terminated in accordance with this deed and winding up of the Trust is completed or until it has retired or been removed in accordance with this deed:

                    (a) use its best endeavours to carry on and conduct its business to which its obligations and functions under this deed relate, in a proper and efficient manner;

                    (b)  manage the Trust;

                    (c) act honestly and in good faith in the performance of its duties and in the exercise of its discretions under this deed;

                    (d) make available for inspection by the Issuer Trustee and the Auditor during normal business hours and after the receipt of reasonable notice, the books of the Global Trust Manager relating to the Trust;


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                                                                              34
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                    (e)  give to the Issuer Trustee and the Auditor written or oral information which either may reasonably require with respect to all matters in possession of the Global Trust Manager relating to the Assets or the Trust;

                    (f) pay to the Issuer Trustee within two Business Days of becoming actually aware of receipt of money that is payable by the Global Trust Manager to the Issuer Trustee under this deed;

                    (g) within two Business Days of each 30 June and 31 December and within two Business Days of a request (there being no more than two such requests in each calendar year) from the Issuer Trustee, provide to the Issuer Trustee a certificate signed by two Authorised Persons of the Global Trust Manager stating that, as at that date, to the best of the Global Trust Manager's knowledge, information and belief no Global Trust Manager's Default is subsisting;

                    (h) not release any Assets of any Trust to any party except in accordance with the provisions of this deed and with the prior written permission of the Issuer Trustee;

                    (i) not merge or consolidate into another entity, unless the surviving entity assumes the obligations of the Global Trust Manager under the Transaction Documents;

                    (j) make any filings required in connection with the Trust or the Assets with any Governmental Agency except any filings that the Issuer Trustee is required to make in relation to its capacity as trustee of the Trust;

                    (k) keep all accounting records which correctly record all amounts paid and received in connection with the relevant Trust by the Issuer Trustee (to the extent that the Issuer Trustee has notified the Global Trust Manager of them) and by the Global Trust Manager;

                    (l) take all such corporate actions which are necessary to ensure that it is able to exercise all its powers and remedies and perform all its obligations under this deed and all other deeds, agreements and other arrangements entered into by the Global Trust Manager under this deed;

                    (m) not direct the Issuer Trustee to act if the Global Trust Manager is aware that that direction could reasonably be expected to have an Adverse Rating Effect;

                    (n) prepare and submit to the Issuer Trustee for signing and filing on a timely basis all income Tax returns or elections required to be filed with respect to the Trust and ensure that the Issuer Trustee is directed to pay any Taxes (including Taxes assessed on the income of the Trust, it being acknowledged however that the Issuer Trustee and the Global Trust Manager will cooperate

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                                                                              35
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                         to use their best endeavours to ensure that no such
                         Tax falls due) required to be paid by the Trust;

                    (o) notify the Issuer Trustee and the Current Rating Agency as soon as practicable after becoming aware that a Title Perfection Event or a Global Trust Manager's Default has occurred;

                    (p) deliver to the Note Trustee (with a copy to the Issuer Trustee) at least annually a written statement certifying to the best of its knowledge the Issuer Trustee's fulfilment of its obligations under the Transaction Documents for each Trust; and

                    (q) obtain and maintain any licences that it is required to obtain and maintain in order to perform its material obligations as Global Trust Manager under the Transaction Documents for each Trust.

Further limitation of liability of Global Trust Manager
               14.8 If the Global Trust Manager relies in good faith on a written opinion, advice, information or statement given to it by a person referred to in clause 14.5, it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that person except when the person is not independent from the Global Trust Manager. A person will be regarded as independent notwithstanding that:

                    (a) the person acts or has acted as adviser to the Global Trust Manager or the Issuer Trustee or both of them so long as separate instructions are given by the Global Trust Manager to that person; or

                    (b) the person is a Related Entity of the Global Trust Manager or the Issuer Trustee.

Global Trust Manager liable
               14.9 The Global Trust Manager is not liable:

                    (a) for any loss, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretions under this deed or otherwise in respect of a Trust;

                    (b) for any loss, costs, liabilities or expenses arising out of the exercise or non-exercise of a discretion on the part of the Issuer Trustee or any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the Issuer Trustee or other person providing services or selling assets to or in respect of a Trust;

                    (c) for any loss, costs, liabilities or expenses caused by its failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the Issuer Trustee or any other person;


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                                                                              36
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                    (d)  for any other act or omission, misconduct, mistake,
                         oversight, error of judgment, forgetfulness or want of prudence on its part;

                    (e) for any default by the Issuer Trustee or any other failure by the Issuer Trustee or other person providing services or selling assets to or in respect of a Trust to perform their obligations under or in connection with a Trust or a Transaction Document; or

                    (f) for any failure to pay any moneys on the due date for payment of such moneys to the Secured Creditors of the relevant Trust or any other person,

                    except, in all cases, to the extent that such loss, cost, liability or expense is caused by the Global Trust Manager's fraud, negligence, or material breach of obligation under this deed.

Indemnity
              14.10 The Global Trust Manager is indemnified out of the Assets of a Trust in respect of any liability, cost or expense (other than general overhead costs and expenses) properly incurred by it in its capacity as Global Trust Manager of the Trust.

Representations and warranties
              14.11 The Global Trust Manager represents and warrants to the
                    Issuer Trustee that:

                    (a) it has been duly incorporated as a company limited by shares in accordance with the laws of the place of its incorporation, is validly existing under those respective laws and has power and authority to carry on its business as it is now being conducted;

                    (b) it has power to enter into and observe its obligations under this deed and the Transaction Documents to which it is a party;

                    (c) it has in full force and effect the authorisations necessary to authorise its execution, delivery and performance of this deed and the Transaction Documents to which it is a party, observe obligations under them and allow them to be enforced, and has filed all necessary returns with the Australian Securities & Investments Commission;

                    (d) its obligations under this deed and the Transaction Documents to which it is a party are valid, binding and enforceable against it in accordance with their terms subject to the payment of any necessary stamp duty and laws and defences generally affecting creditor's rights;

                    (e) no Global Trust Manager's Default continues unremedied; and

                    (f) it does not enter into this deed or any Transaction Document in the capacity of a trustee of any trust or settlement other than where the Global Trust Manager acts as Issuer Trustee under clause 13.4 or as Security Trustee under the Deed of Charge.


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                                                                              37
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              14.12 The representations and warranties in clause 14.11 are made on the date of this deed and on each date Notes are issued in respect of a Trust after the date of this deed.

Limitation of liability of Global Trust Manager
              14.13 The Global Trust Manager is not liable:

                    (a) in connection with anything done by it in good faith in reliance upon any document, form or list except when it has reasonable grounds to believe that the document, form or list is not genuine;

                    (b) if it fails to do anything because it is prevented or hindered from doing it by law or order;

                    (c) to anyone for payments (except when made negligently) made by it in good faith to a Governmental Agency in connection with Taxes (including Taxes assessed on the income of a Trust) or other charges in respect of a Trust even if the payment need not have been made;

                    (d) if a person fails to carry out an agreement with the Global Trust Manager in connection with any Trust, except when the failure is due to the Global Trust Manager's fraud, negligence or material breach of obligation;

                    (e) to anyone because of any error of law or any matter done or omitted to be done by it in good faith in the event of the liquidation or dissolution of a corporation (other than a corporation under its Control); or

                    (f) except to the extent expressly provided for in a Transaction Document, to indemnify the Issuer Trustee or make any payments to any other person in relation to the Trusts except that there will be no limit on the Global Trust Manager's liability for any fraud, negligence or material breach of obligation by it in its capacity as Global Trust Manager of the Trusts.

No liability for non-payment
              14.14 Except in the case of and to the extent of fraud,
                    negligence or material breach of obligation on the part of the Global Trust Manager, the Global Trust Manager is not liable in the event of a failure to pay moneys on the due date for payment for any loss howsoever arising in respect of a Trust to the Secured Creditors of the relevant Trust or the Unitholders or any other person.

Reporting
              14.15 In respect of a Trust, the Global Trust Manager will on or about each Determination Date send:

                    (a) to the Issuer Trustee, the Paying Agents and the Note Trustee, the Reporting Statement; and


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                    (b)  to the Current Rating Agencies, such information as
                         they reasonably require,

                    unless otherwise specified in the relevant Supplemental
                    Deed.

15   Global Trust Manager's Retirement
-------------------------------------------------------------------------------
Global Trust Manager's Default
               15.1 The Issuer Trustee may, by written notice, require the
                    Global Trust Manager to retire if it reasonably believes that a Global Trust Manager's Default has occurred.

Global Trust Manager's Mandatory Retirement
               15.2 The Global Trust Manager must retire as Global Trust
                    Manager of a Trust when required to do so by the Issuer Trustee under clause 15.1.

Removal
               15.3 Upon the occurrence of, or at any time after, a Global
                    Trust Manager's Default (of which the Issuer Trustee has actual notice and which has not been waived by the Issuer Trustee), the Issuer Trustee must, upon giving written notice to the Global Trust Manager and each Current Rating Agency for that Trust, immediately terminate the rights and obligations of the Global Trust Manager in respect of each relevant Trust and appoint another entity acceptable to the Current Rating Agency to act in its place.

Retirement
               15.4 The Global Trust Manager may retire from the management of all of the Trusts upon giving 3 months written notice to the Issuer Trustee (or such other period as the Global Trust Manager and the Issuer Trustee may agree).

New Global Trust Manager
               15.5 Upon the retirement or removal of the Global Trust Manager under clauses 15.1, 15.2, 15.3 and 15.4, the Global Trust Manager must (as soon as practicable) appoint in writing another corporation to be the manager of the Trust, subject to the approval of the Issuer Trustee and any approval required by law provided that the appointment will not, in the reasonable opinion of the Issuer Trustee, materially prejudice the interests of the Noteholders. If the Global Trust Manager does not propose a replacement at least 30 days before the Global Trust Manager proposes to retire or the Issuer Trustee does not approve of the replacement proposed by the Global Trust Manager, the Issuer Trustee may appoint a new manager as of the date of the proposed retirement. An appointment is not complete until the new manager executes a deed by which it covenants to be bound by this deed. The appointment of the replacement manager must not cause an Adverse Rating Effect.

Issuer Trustee act as Global Trust Manager
               15.6 Until the appointment of any replacement manager is
                    complete, the Issuer Trustee must (subject to any approval required by law) act as Global Trust Manager in accordance with this deed. For so long as it so

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                    acts, the Issuer Trustee is entitled to the fee which, but for its removal, the Global Trust Manager would have been entitled to receive.

Release
               15.7 When it retires or is removed, the Global Trust Manager is released from all obligations in relation to each Trust arising after the date of its retirement or removal except that the Global Trust Manager is still obliged to promptly deliver all books and records (including computer records to the extent and in the form the Global Trust Manager is able to deliver them) relating to the Trust in the Global Trust Manager's possession or control as at the date of retirement to the new Global Trust Manager (or the Issuer Trustee if it is acting as Global Trust Manager). The Global Trust Manager agrees to co-operate with the new Global Trust Manager (or the Issuer Trustee if it is acting as Global Trust Manager) in the transfer of the books and records. The Issuer Trustee may settle with the Global Trust Manager the amount of any sums payable by the Global Trust Manager to the Issuer Trustee or the Issuer Trustee to the Global Trust Manager and may give to or accept from the Global Trust Manager a discharge in respect of those sums which will be conclusive and binding as between the Issuer Trustee and the Global Trust Manager.

Change in terms of appointment
               15.8 No change in the terms and conditions of appointment of the Global Trust Manager may be made without the approval of the Issuer Trustee which approval may not be unreasonably withheld.

Costs
               15.9 The Global Trust Manager will bear the reasonable costs of its removal if it is removed because of a Global Trust Manager's Default. The Global Trust Manager will indemnify the Issuer Trustee and each Trust for these costs.

              15.10 Any delegation made by the Global Trust Manager under clause 14.4 in respect of a Trust will automatically terminate if the Global Trust Manager retires, or is removed, in accordance with this clause in respect of that Trust.

Part G - Other
16   Transfer and Transmission of Notes
-------------------------------------------------------------------------------
No restriction on transfer
                    Subject to the relevant Supplemental Deed, there is no restriction on the transfer of Notes for a Trust. The relevant Supplemental Deed regulates the transfer and transmission of Notes for a Trust.

17   Register of Noteholders
--------------------------------------------------------------------------------
Register of Noteholders
                    The Issuer Trustee shall keep an up to date Register in respect of the Registered Notes only, and in accordance with Schedule 6 to this deed


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                                                                              40
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                    and the relevant Supplemental Deed. The Register may be
                    maintained in electronic form. The Issuer Trustee will procure that a register be maintained with respect to any Bearer Notes in accordance with the Note Trust Deed for the relevant Trust, if any.

18   Meetings of Noteholders
--------------------------------------------------------------------------------
               18.1 Any proposal requiring the consent of holders of Bearer
                    Notes of a Trust will be determined in accordance with the Note Trust Deed for that Trust. Any proposal requiring the consent of the holders of Registered Notes of a Trust will be determined in accordance with this deed and the Supplemental Deed for that Trust.

               18.2 In respect of Registered Notes, the Issuer Trustee, the
                    Global Trust Manager and each Noteholder must comply with the contents of Schedule 4 in relation to the meetings of Noteholders. Subject to clause 18.3, Schedule 4 does not apply to Bearer Notes.

               18.3 The procedure for convening a meeting at which all
                    Noteholders are entitled to participate is set out in
                    Schedule 4, amended as follows:

                    (a) any notice of a meeting given or required to be given to the holders of Bearer Notes must also be given to the Note Trustee;

                    (b) a meeting at which the Note Trustee is the only Noteholder pursuant to clause 18.3(c) must not, unless otherwise agreed by the Note Trustee, be held until the Note Trustee has had the opportunity of seeking and obtaining directions from the holders of Bearer Notes regarding how the Note Trustee is to vote at the meeting;

                    (c) the Noteholders in relation to the Bearer Notes means the Note Trustee alone, acting on behalf of the holders of Bearer Notes under the Note Trust Deed or, if the Note Trustee has become bound to take steps and/or to proceed under the Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, the holders of Bearer Notes;

                    (d) if the Note Trustee is the only Noteholder in relation to the Bearer Notes pursuant to clause 18.3(c), it will be regarded as a representative holding or representing all of the Bearer Notes for the purposes of determining whether a quorum is present at such meeting, for determining the votes to which the Note Trustee is entitled to cast at such meeting and any other relevant matter relating to such meeting;

                    (e) if the holders of Bearer Notes become entitled to attend a meeting of Noteholders pursuant to clause 18.3(c), the evidence of the entitlement of such Noteholders to attend such meeting and to vote thereat, and any other relevant matters, will be determined in accordance with the provisions of the Note Trust Deed and the Agency Agreement, with such amendments as determined by the Issuer Trustee to be necessary; and


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                                                                              41
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                    (f)  if at a particular time the Note Trustee is or would
                         be the only Noteholder in respect of a meeting of Noteholders, notwithstanding any other provision of this deed, the requirement to convene such a meeting and put such issue to such meeting will be satisfied if directions are sought from the Note Trustee on the particular issue that would otherwise be put to such meeting. Upon such a direction being given by the Note Trustee, a meeting of the Noteholders will be regarded as having been duly called, convened and held and the direction will be regarded as properly passed as an Extraordinary Resolution of such meeting.

19   Recourse of Creditors
-------------------------------------------------------------------------------
Recourse limited
                    Without limiting clause 33 , the recourse of the Issuer Trustee, the Global Trust Manager and any creditor (including, without limitation, any Secured Creditor) in respect of a Trust is limited to the Assets of that particular Trust.

Part H - Miscellaneous

20   Payments
-------------------------------------------------------------------------------
Satisfaction and discharge
               20.1 Payment of any amount in accordance with clause 20.4 will be in satisfaction of the money payable and is a good discharge to the Issuer Trustee.

Cheques and notices
               20.2 The Issuer Trustee must prepare or cause to be prepared all Cheques and notices which are to be issued to Noteholders in relation to a Trust under this deed and stamp the same as required by law at the expense of the relevant Trust, and the Issuer Trustee must sign (by autographical, mechanical or other means) such Cheques for dispatch by the day on which they ought to be despatched.

Payments to Noteholders
               20.3 Any payment made by or on behalf of the Issuer Trustee in respect of any Registered Note shall be made to the person whose name is entered in the Register as the registered owner of the relevant Registered Note (or in the case of joint registered owners, to the person whose name first appears in the Register). Any payment by or on behalf of the Issuer Trustee in respect of any Bearer Note shall be made in accordance with the Note Trust Deed and the Agency Agreement for the relevant Trust.

Payment Methods
               20.4 Any moneys payable by the Issuer Trustee, the Global Trust
                    Manager or the Servicer under any Transaction Document shall be paid by the Issuer Trustee, the Global Trust Manager or the Servicer (as the case may be) in the manner required by the Transaction Documents and may be paid to such person by:


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                                                                              42
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                    (a)  (Cheque) crossed "not negotiable" Cheque in favour of the relevant person and despatched by post to the address of the relevant person being in the case of a Registered Noteholder, the address of that Registered Noteholder shown in the Register on the Record Date or, in the case of any other relevant person, to the address of that other relevant person for the purposes of clause 20;

                    (b) (electronic transfer) electronic transfer through a Clearing System;

                    (c) (direct payment) by direct transfer to a designated account of the relevant person and agreed to by the Global Trust Manager and the Issuer Trustee; or

                    (d) (other agreed manner) any other manner specified by the relevant person and agreed to by the Global Trust Manager, the Servicer (but only in the case of a payment to be made by the Servicer) and the Issuer Trustee.

                    The agreement referred to in paragraphs (c) and (d) above may be constituted by the Global Trust Manager directing the Issuer Trustee to make a payment by direct transfer and the Issuer Trustee effecting such transfer.

Valid receipts
               20.5 A receipt issued by the Issuer Trustee, the Global Trust
                    Manager or the Servicer (as the case may be) for any moneys shall exonerate the person paying the same from all liability to make any further enquiry. Every such receipt shall as to the moneys paid or expressed to be received in such receipt, effectually discharge the person paying such moneys from such liability or enquiry and from being concerned to see to the application or being answerable or accountable for any loss or misapplication of such moneys.

21   Payments, Income and distributions
-------------------------------------------------------------------------------
Payments
               21.1 The principal and income in relation to a Trust, and other amounts credited to the Collections Account for that Trust, will be allocated by the Global Trust Manager, and paid by the Issuer Trustee at the direction of the Global Trust Manager, in accordance with the Supplemental Deed for that Trust.

               21.2 The Global Trust Manager must, to the extent it is
                    possible to do so, determine that there is an amount of Net Trust Income of each Trust in respect of each Financial Year (being an amount not less than $1) and for the purpose of those calculations:

                    (a) the Global Trust Manager may determine whether any deemed or actual receipt, profit, gain, payment, loss, outgoing, provision or reserve or any sum of money or investment in a Financial Year is or is not to be treated as being on income or capital

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                                                                              43
--------------------------------------------------------------------------------
                         account of the Trust (including treating the transfer of amounts from the corpus of the Trust as income of the Trust for any purpose) and whether and the extent to which any provisions and reserves need to be made for the Financial Year;

                    (b) unless determined otherwise in accordance with clause 21.2(a), an item is to be taken into account in calculating the Net Trust Income if it would be taken into account in determining the Net Annual Income; and

                    (c)  the Global Trust Manager will make such
                         determinations as are necessary to ensure, as far as possible, that any tax liability in respect of the Trust in respect of a year of income under Division 6 of the Tax Act (or any similar provision of any replacement act) is borne by the Unitholders and not by the Issuer Trustee.

               21.3 The Global Trust Manager must determine the Net Annual
                    Income of each Trust for each Financial Year and in doing so, it may have regard to the determinations made by it under clause 21.2. The Residual Income Unitholders of a Trust shall be entitled to the whole of the Net Annual Income of that Trust for each Financial Year in accordance with the relevant Supplemental Deed.

               21.4 The Residual Income Unitholders of a Trust shall be
                    presently entitled for the purposes of the Tax Act to the whole of the Net Trust Income of that Trust in respect of each Financial Year.

               21.5 On the last day of each Financial Year of a Trust, the
                    Residual Income Unitholders of that Trust will be entitled to be paid an amount equal to whichever is the greater of the following:

                    (a) its proportion of the Net Trust Income to which it is presently entitled under clause 21.4; and

                    (b) its proportion of the Net Annual Income to which it is entitled under clause 21.3.

               21.6 The Global Trust Manager may in its absolute discretion require the Residual Income Unitholders of a Trust to invest an amount in the Trust if:

                    (a) that amount represents an amount to which the Residual Income Unitholders are presently entitled to under clause 21.4 hereof and which amount was not actually paid to the Residual Income Unitholders in the relevant Financial Year; and

                    (b) the Residual Income Unitholders request the Global Trust Manager (or Issuer Trustee) to pay, or otherwise deal with such amount on behalf of the Residual Income Unitholders,

                    as a payment, or additional payment, in respect of its interest in the Trust.


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                                                                              44
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Payment
               21.7 The Global Trust Manager must calculate the distributions to be paid and direct the Issuer Trustee to pay such distributions.

Issuer Trustee to act
               21.8 Subject to this deed, the Issuer Trustee must act in
                    accordance with any direction to pay given to it by the Global Trust Manager in accordance with this clause 21.

22   Accounts and audit
-------------------------------------------------------------------------------
Accounts
               22.1 The accounts of each Trust must be prepared by the Global
                    Trust Manager in accordance with the accounting standards under the Corporations Act, and, if not inconsistent with those accounting standards, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time.
                    The accounts must be maintained at the office of the Global Trust Manager. The Global Trust Manager covenants with the Issuer Trustee to keep the accounts of each Trust.

Audit
               22.2 At the recommendation of the Global Trust Manager, the
                    Issuer Trustee must appoint a person qualified to act as required by the Corporations Act as the Auditor to audit the accounts of each Trust. The Issuer Trustee may replace any Auditor. The Auditor may retire on one month's written notice to the Issuer Trustee. The Auditor's remuneration will be as determined by the Global Trust Manager from time to time.

Establishment of bank accounts
               22.3 Immediately upon lodgment of any Supplemental Deed in accordance with clause 2.6, the Issuer Trustee must open a Collections Account for the Trust established under the Supplemental Deed with an Eligible Bank in its name which is referable to that Trust. The Issuer Trustee must open such other Collections Accounts as it is directed to do so by the Global Trust Manager. A Collections Account of a
                    Trust:

                    (a)  may be a money market account;

                    (b) must have Authorised Persons of the Issuer Trustee as the only authorised signatories;

                    (c) must be such that any moneys deposited in it are Authorised Investments of the Trust; and

                    (d) must be operated by the Issuer Trustee in accordance with the Transaction Documents.


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                                                                              45
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               22.4 The Issuer Trustee must pay into the Collections Account of a Trust (or procure the payment into the Collections Account of a Trust of):

                    (a) all moneys raised from the issue of Units and the Notes in respect of that Trust (except to the extent that such moneys are paid directly to the seller of an Asset by the Issuer Trustee); and

                    (b) any other money received by the Issuer Trustee in respect of the Trust.

Withdrawals
               22.5 The Issuer Trustee must withdraw or procure the withdrawal of funds from the Collections Account for a Trust in accordance with the directions of the Global Trust Manager and apply the same when necessary for:

                    (a) providing consideration for the acquisition of Assets or the redemption of the Face Value of the Notes for that particular Trust;

                    (b) making payments for itself, the Global Trust Manager, the Security Trustee or other persons in accordance with this deed for that particular Trust;

                    (c) making payments to the Secured Creditors for that particular Trust;

                    (d) any other payments permitted or contemplated by the Transaction Documents for that particular Trust; and

                    (e) investing any surplus funds in Assets for that particular Trust.

23   Administration and reporting
-------------------------------------------------------------------------------
Register of Unitholders
               23.1 The Global Trust Manager must establish a register of
                    Unitholders, which may be in electronic form, and keep it up to date in accordance with the Supplemental Deed for the relevant Trust. Subject to the terms of the relevant Supplemental Deed, the Global Trust Manager must decide what information is to be recorded in the register, in consultation with the Issuer Trustee. A complete copy of the register (or part of it) must be provided to the Issuer Trustee within three Business Days after request. The Issuer Trustee is entitled to rely on and assume the accuracy of the register.

Transfers
               23.2 The Unitholders may transfer Units in accordance with the
                    Supplemental Deed for the relevant Trust. Transfers must be in a form approved by the Global Trust Manager and be presented for registration duly stamped, together with the relevant Unit certificate (if any). A transfer is not effective until registered. The Global Trust Manager may refuse to register any transfer of a Unit in its absolute discretion.


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                                                                              46
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Death, legal disability
               23.3 If a Unitholder of a Trust dies or becomes subject to a legal disability such as bankruptcy or insanity, only the survivor (in the case of joint holders) or the legal personal representative (in any other case) will be recognised as having any claim to Units registered in the Unitholder's name.

Deductions
               23.4 The Issuer Trustee and Global Trust Manager may deduct from any amount to be paid to a Unitholder any amount of Tax (or an estimate of it) which they are required or authorised to deduct in respect of that payment by law or by this deed or which the Global Trust Manager considers should be deducted.

24   Rights and liabilities of Global Trust Manager and Issuer Trustee
-------------------------------------------------------------------------------
Holding Units
               24.1 The Issuer Trustee and its Related Entities may hold any
                    Unit issued in respect of a Trust.

Other capacities
               24.2 None of the:

                    (a)  Issuer Trustee;

                    (b)  Global Trust Manager;

                    (c)  Related Entities of the Issuer Trustee;

                    (d)  Related Entities of the Global Trust Manager;

                    (e) directors or officers of the Issuer Trustee or its Related Entities;

                    (f) directors or officers of the Global Trust Manager or its Related Entities;

                    (g) shareholders of the Issuer Trustee or its Related Entities; or

                    (h) shareholders of the Global Trust Manager or its Related Entities,

                         is prohibited from:

                         (A) subscribing for, purchasing, holding, dealing in or disposing of Notes;

                         (B)  at any time:

                             (i)   contracting with;

                             (ii) acting in any capacity as representative or agent for; or


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                                                                              47
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                             (iii) entering into any financial, banking,
                                   agency or other transaction with,

                             any other of them in any capacity (including, without limitation, themselves in another capacity), the Security Trustee, any other party to a Transaction Document, or any Unitholder, Secured Creditor or Noteholder;

                    (C) being interested in any contract or transaction referred to in paragraph (B); or

                    (D) doing anything which it could do if the Issuer Trustee or the Global Trust Manager was not party to this deed or the other Transaction Documents (provided the Transaction Documents are complied with).

                    None of the persons mentioned is liable to account to the Secured Creditors, the Unitholders or the Noteholders for any profits or benefits (including, without limitation, bank charges, commission, exchange brokerage and fees) derived in connection with any contract or transaction referred to above.

                    The preceding provisions of this clause 24.2 only apply if the Issuer Trustee or the Global Trust Manager (as the case may be), in connection with the action, contract or transaction, acts in good faith to the Secured Creditors and the Unitholders as a whole.

Exercise of discretion
          24.3 Without limiting clause 24.2, the Issuer Trustee and any Related Entity of the Issuer Trustee may perform different roles in connection with the Transaction Documents, including roles as trustee, security trustee, registrar, paying agent, shareholder, beneficiary, and notwithstanding that interests of or duties to the Issuer Trustee in respect of those roles may conflict with interests or duties of any Unitholder or Secured Creditor of a Trust. The Issuer Trustee and each Related Entity of the Issuer Trustee will have no liability to any person for assuming different roles or for any use, non-use or communication of any information as contemplated by this clause. This clause 24.3 is subject to the requirement that the Issuer Trustee acts in good faith regarding the Unitholders and Secured Creditors of each Trust in exercising any powers or rights or taking any action of the kind permitted under this clause.

          24.4 Subject to the terms of the Transaction Documents, the Issuer Trustee and the Global Trust Manager may each decide how and when to exercise their powers in their absolute discretion.

25   Liability of the Unitholders and Noteholders
-------------------------------------------------------------------------------
Liability limited

               25.1 Subject to clause 21.6, the liability of the Unitholders and the Noteholders in respect of a Trust is limited to the application price or Issue Price (as the case may be) paid or agreed to be paid for a Unit or

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                                                                              48
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                    Note. No Unitholder or Noteholder is under any obligation
                    to indemnify the Issuer Trustee or the Global Trust
                    Manager if there is a deficiency in the Net Assets of a Trust or meet the claim of any creditor of the Issuer
                    Trustee or the Global Trust Manager in respect of that Trust.

26   Remuneration and expenses
-------------------------------------------------------------------------------
Global Trust Manager
               26.1 The Global Trust Manager is entitled to a fee, in respect of a Trust, in an amount agreed from time to time between the Issuer Trustee and the Global Trust Manager in respect of that Trust. Such fee accrues on a daily basis and is to be calculated in relation to, and paid from, the Assets of the relevant Trust in accordance with the Supplemental
                    Deed for that Trust.

Issuer Trustee
               26.2 The Issuer Trustee is entitled to a fee, in respect of a
                    Trust, in an amount agreed between the Issuer Trustee and the Global Trust Manager in respect of that Trust from time to time. Such fee accrues on a daily basis and is to be calculated in relation to, and paid from, the Assets of the relevant Trust in accordance with the Supplemental Deed for that Trust.

Expenses
               26.3 All liabilities and expenses (except general overhead costs and expenses) incurred reasonably and in good faith by the Issuer Trustee or the Global Trust Manager in connection with any Trust or in performing their obligations or exercising their powers under this deed are payable or reimburseable out of the Assets of that Trust in accordance with this clause. This includes (without limitation) liabilities and expenses connected with:

                    (a) this deed and the formation of the Trust and any Transaction Documents for that Trust;

                    (b) the sale, purchase, insurance, custody and any other dealing with Assets;

                    (c)  any proposed investment;

                    (d) the administration, management or promotion of the Trust or its Assets and Liabilities (including the issuance of Notes);

                    (e) convening and holding meetings of Noteholders, the implementation of any resolutions and communications with Noteholders;

                    (f) Tax (including Taxes assessed on the income of the Trust, provided it is not on the personal account of the Issuer Trustee or the Global Trust Manager) and bank fees;


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                                                                              49
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                    (g)  the engagement of agents, Valuers, barristers,
                         solicitors, legal practitioners, contractors, brokers, qualified advisers and any other person engaged in accordance with this deed;

                    (h) preparation and audit of the taxation returns and accounts of the Trust;

                    (i) subject to clauses 13.9 and 15.9, termination of the Trust and the retirement or removal of the Issuer Trustee or Global Trust Manager and the appointment of a new trustee or manager;

                    (j) any court proceedings, arbitration or other dispute concerning the Trust including proceedings against the Issuer Trustee or the Global Trust Manager by the other of them (except to the extent that the person incurring the expenses is found by a court to be fraudulent, in breach of trust (in the case of the Issuer Trustee only) or to have been negligent or in material breach of its obligations in which case any expenses reimbursed under this clause 26.3(j) must be repaid to the extent the expenses are referable to the fraud, breach of trust, material breach of obligations or negligence);

                    (k) any other costs, liabilities or expenses incurred in respect of, or in connection with, any Transaction Document; and

                    (l)  any expenses payable to each Current Rating Agency.

                    All such costs, liabilities and expenses are payable on a full indemnity basis (or, in the case of legal costs and disbursements, charged at the usual commercial rates of the relevant legal services provider).

Deferral
               26.4 The Issuer Trustee and the Global Trust Manager may with the other's approval defer reimbursement of any or all expenses under clause 26.3 for an agreed period.

GST
               26.5 The fees set out in clauses 26.1 and 26.2 are inclusive of
                    GST. The supplier of the fee will provide the Global Trust Manager and the Issuer Trustee with any reasonable documentation required for GST purposes so as to enable the Global Trust Manager and the Issuer Trustee to receive an input tax credit or tax return for GST purposes.

Application
               26.6 To the extent permitted by law, money received in
                    connection with this deed or the Supplemental Deed in respect of a Trust is to be applied in the order set out in the Supplemental Deed for that Trust.

27   Notices
-------------------------------------------------------------------------------
Notices
               27.1 Subject to clauses 27.4 and 27.5, any notice, approval, consent or other communication in connection with this deed:

                                                                              50
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                    (a)  must be given by an Authorised Person of the relevant party;

                    (b)  must be in writing; and

                    (c) must be left at the address of the addressee or sent by prepaid ordinary post to the address of the addressee or sent by facsimile to the facsimile number of the addressee, or sent by e-mail to the e-mail address of the addressee specified in clause
                         27.2 or any other address, facsimile number or e-mail address any party may from time to time notify to the other parties as its address for service of communications pursuant to this deed.

Initial addresses
               27.2 The initial address and facsimile numbers of the Issuer
                    Trustee and the Global Trust Manager are:

                         Issuer Trustee:

                         Address:          Level 3
                                           39 Hunter Street
                                           Sydney NSW 2000
                         Facsimile:        (02) 9221 7870
                         Attention:        Manager, Securitisation
                         E-mail:           as notified from time to time

                         Global Trust Manager:

                         Address:          Level 24
                                           500 Bourke Street
                                           Melbourne VIC 3000
                         Facsimile:        (03) 8641 0906
                         Attention:        Manager, Group Funding
                         E-mail:           as notified from time to time

Time effective
               27.3 Unless a later time is specified in it, a notice,
                    approval, consent or other communication takes effect from the time it is received.

Receipt
               27.4 A letter, facsimile or e-mail is taken to be received:

                    (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting;

                    (b) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause; and

                    (c) in the case of an e-mail, on receipt by the sender of an e-mail from the recipient stating that the e-mail was delivered in its entirety and the contents and attachments of the e-mail have been received.

                                                                              51
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                    However, if the time of deemed receipt of any notice is
                    not before 4.00 p.m. (local time at the address of the recipient) on a Business Day it is deemed to have been received at the commencement of business on the next following Business Day.

               27.5 All notices with respect to the Unitholders or the
                    Noteholders are valid if despatched by prepaid ordinary post (airmail if posted to a place outside Australia) to the Unitholders or the Noteholders at their registered office (or, in the case of Registered Noteholders, to the address specified in the Register and, in the case of joint holders, to the person whose name first appears in the Register ). Such notice is taken to be received on the third (seventh, if posted to a place outside Australia) day after posting.

               27.6 Where a notice or other communication is to be provided under this deed to a Noteholder of a Note in bearer form, the notice may be given in accordance with the relevant Note Trust Deed.

28   Amendments to this deed and Supplemental Deed
-------------------------------------------------------------------------------
Amending power
               28.1 Subject to this clause 28.1 and to any approval required by law and by clause 28.2, and provided that 10 Business Days prior notice of the proposed amendment has been given to the Current Rating Agency, the Issuer Trustee and the Global Trust Manager by deed may amend, add to or revoke any provision of this deed (including this clause 28.1) as it applies to any Trust or any provision of any Supplemental Deed for the Trust if the amendment, addition or revocation:

                    (a) in the reasonable opinion of the Issuer Trustee or of legal counsel appointed by the Issuer Trustee is necessary or expedient to comply with or be consistent with the provisions of any statute, ordinance, regulation or by-law or with the requirement of any statutory authority;

                    (b) in the opinion of the Issuer Trustee is made to correct a manifest error or is of a formal, technical or administrative nature only;

                    (c) in the opinion of the Issuer Trustee or the Global Trust Manager will enable the provisions of this deed or the Supplemental Deed to be more conveniently, advantageously, profitably or economically administered;

                    (d) in the opinion of the Issuer Trustee is otherwise desirable for any reason; or

                    (e) is considered by the Issuer Trustee not to be materially prejudicial to the interests of the Noteholders as a whole or the interests of any individual Noteholder or group of Noteholders; or

                    (f) in the reasonable opinion of the Issuer Trustee or of legal counsel appointed by the Issuer Trustee is required by, is a consequence of, is consistent with or is appropriate or expedient


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                                                                              52
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                         as a consequence of, any amendment to any statute,
                         regulation or requirements of any Governmental Agency (including, without limitation, any amendment, addition or revocation which is in the opinion of the Issuer Trustee appropriate or expedient as a result of any amendment to any legislation dealing with, or associated with, taxation or any ruling by the Commissioner or Deputy Commissioner of Taxation or any government announcement or statement that has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Trusts).

Consent required
               28.2 If in the reasonable opinion of the Issuer Trustee any amendment, addition or revocation referred to in clause 28.1(c) or clause 28.1(d) will be or is likely to become prejudicial to the interests of Noteholders of a particular class in respect of the Trust or to the interests of all Noteholders in respect of the Trust, the amendment, addition or revocation may be effected only if in accordance with clause 28.3 or 28.4 (as the case may be).

Amendments prejudicial to Noteholders of a Class
               28.3 Subject to clause 28.4, if in the reasonable opinion of the Issuer Trustee any amendment, addition or revocation referred to in clause 28.1(c) or clause 28.1(d) will be or is likely to become prejudicial to the interests of Noteholders of a particular class, the amendment, addition or revocation may only be effected if the relevant Noteholders pass an Extraordinary Resolution approving such amendment, addition or revocation in accordance with this deed.

Amendments prejudicial to all Noteholders
               28.4 If in the reasonable opinion of the Issuer Trustee, any amendment, addition or revocation referred to in clause 28.1(c) or clause 28.1(d) will be or is likely to become prejudicial to the interests of all Noteholders in respect of the Trust:

                    (a) the amendment, addition or revocation may only be effected if the relevant Noteholders pass an Extraordinary Resolution approving such amendment, addition or revocation in accordance with this deed; and

                    (b) there will not be a separate Extraordinary Resolution required for each class of Noteholders pursuant to clause 28.3.

               28.5 The Issuer Trustee will be entitled to assume that any proposed alteration, addition or revocation referred to in clause 28 will not be materially prejudicial to the interests of a Class of Noteholders or all Noteholders if each of the Current Rating Agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given, respectively, to the Class of Notes, or to each Class of Notes, by the Current Rating Agency.


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                                                                              53
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29   Tax reform
--------------------------------------------------------------------------------
               29.1 The parties acknowledge that:

                    (a) the Commonwealth Government of Australia has announced its intention that trusts be taxed as companies from [ ];

                    (b) it is not known whether the Trusts will be excluded from this new regime;

                    (c) it is in the interest of all parties, including the Issuer Trustee, the Noteholders and the Residual Income Unitholders, that:

                        (i) the Issuer Trustee always be in a position to pay any tax liability when due;

                        (ii) the payment of tax by the Issuer Trustee must not affect the amount of principal or interest payable on the rated Notes or the timing of such payments; and

                        (iii) the rating of the Notes be maintained; and

                    (d) no draft legislation to implement this change has been introduced into the Australian Federal Parliament, and it is not conclusively known when or whether tax will be payable (by the Trusts) or what, if any, transition provisions will apply.

               29.2 If and when draft legislation is introduced into
                    Australian Federal Parliament, and the result of that draft legislation if it becomes law will be that the Issuer Trustee will become liable to pay tax on the Net Trust Income of the Trust, or any part of it, then the Global Trust Manager shall promptly consult with the Issuer Trustee and each Current Rating Agency to determine what changes, if any, are necessary to the cashflow methodology and/or to the Transaction Documents to achieve the objective referred to in clause 29.1(c) (the "Objective");

                    (a) within a reasonable time of the draft legislation being introduced into Parliament (or such longer time as the Issuer Trustee and each Current Rating Agency permit) the Global Trust Manager shall provide a written recommendation to the Issuer Trustee and a draft amending deed ("Amending Deed") that if executed will achieve the Objective; and

                    (b) upon the Issuer Trustee being notified that the draft Amending Deed will achieve the Objective (and in this regard the Issuer Trustee may rely (amongst others) upon advice of tax lawyers) the Issuer Trustee and the Global Trust Manager shall execute the Amending Deed.

               29.3 Provided that the Issuer Trustee and each Current Rating
                    Agency receives written advice from an experienced and reputable tax lawyer or tax accountant to the effect that if the cashflow methodology, as amended by the Amending Deed, is followed the Objective will be met, and each Current Rating Agency confirms the change in Tax law or the

                                                                              54
--------------------------------------------------------------------------------
                    Amending Deed will not have an Adverse Rating Effect in respect of the relevant Trust:

                    (a) the Issuer Trustee shall not be obliged to obtain the consent of any Noteholder, Secured Creditor or Residual Income Unitholder to the Amending Deed;

                    (b) subject to its terms, the Amending Deed shall be effective when executed, and may:

                        (i) permit the Issuer Trustee to accumulate a reserve out of moneys that would otherwise be payable to the Residual Income Unitholders; and

                        (ii) provide for Tax to be paid out of moneys that would otherwise have been payable to the Residual Income Unitholders; and

                    (c) without limiting this clause 29, in formulating a proposal to meet the Objective, the Global Trust Manager shall have regard to the impact of any change to the cashflow methodology to the Residual Income Unitholders, and shall consider proposals made by the Residual Income Unitholders that will enable the Issuer Trustee to meet the Objective.

30   Unitholders and Secured Creditors bound by deed
-------------------------------------------------------------------------------
                    The terms and conditions of this deed as duly altered, modified, added to or cancelled from time to time are binding on the Issuer Trustee, the Global Trust Manager, each Unitholder, each Secured Creditor and all persons claiming through any of them respectively as if that person were a party to this deed.

31   Miscellaneous
-------------------------------------------------------------------------------
Certificate
               31.1 A certificate signed by the Issuer Trustee or its
                    solicitors about a matter or about a sum payable to the Issuer Trustee in connection with this deed or a Supplemental Deed is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

Exercise of rights
               31.2 The Issuer Trustee or an attorney appointed under this deed may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the person does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the person to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The person with the right, power or remedy is not liable for any loss caused by its exercise, attempted exercise, failure to exercise or delay in exercising it except in

                                                                              55
--------------------------------------------------------------------------------
                    the case of its fraud or wilful default or, in the case of the Issuer Trustee, negligence, fraud or breach of trust.

Waiver and variation
               31.3 A provision of or a right created under this deed may not be waived or varied except in writing signed by the party or parties to be bound.

Supervening legislation
               31.4 Any present or future legislation which operates to vary the obligations of the Issuer Trustee in connection with this deed with the result that the Issuer Trustee's rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

Approvals and consent
               31.5 The Issuer Trustee, the Global Trust Manager or an
                    attorney appointed under this deed may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion, unless this deed expressly provides otherwise.

Remedies cumulative
               31.6 The rights, powers and remedies provided in this deed are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this deed.

Indemnities
               31.7 Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the Issuer Trustee and the Global Trust Manager and survives termination of this deed. It is not necessary for the Issuer Trustee or the Global Trust Manager to incur expense or make payment before enforcing a right of indemnity conferred by this deed.

Time of the essence
               31.8 Time is of the essence in this deed in respect of an
                    obligation of the Issuer Trustee to pay money.

Receipts
               31.9 The receipt of a Receiver, or an Authorised Person of the
                    Issuer Trustee, releases the person paying money to the Receiver or the Issuer Trustee in connection with this deed from:

                    (a) liability for the money paid or expressed to be received; and

                    (b) being concerned to see to its application or being answerable or accountable for its loss or misapplication.

Acknowledgment
              31.10 The parties acknowledge and agree that the Issuer Trustee and the Global Trust Manager in exercising their powers and discretions under this deed, and in performing their obligations under this deed, must act in accordance with their duties and obligations under this deed, the Deed of Charge in respect of each Trust, the Master Trust Deed and the

                                                                              56
--------------------------------------------------------------------------------
                    Supplemental Deed in respect of each Trust and may exercise such powers and discretions as provided in this deed, the Deed of Charge in respect of each Trust, the Master Trust Deed and the Supplemental Deed in respect of each Trust and (without limitation) in forming any opinion may obtain and act upon the advice of persons who are not parties to this deed.

              31.11 The parties acknowledge that they are bound by the terms of this deed, the Master Trust Deed, the Deed of Charge in respect of each Trust and the Supplemental Deed in respect of each Trust.

Disclosure of information
              31.12 Subject to this deed, the Issuer Trustee is not required
                    (unless ordered so to do by a court of competent jurisdiction) to disclose to any Unitholder, Secured Creditor or any other person confidential, financial or other information made available to the Issuer Trustee in connection with this deed.

Rights cumulative
              31.13 The rights, powers and remedies provided in this deed are cumulative and not exclusive of the rights, powers or remedies provided by law independently of this deed.

Signatures
              31.14 The Issuer Trustee and the Global Trust Manager may rely on the validity of any signature on any transfer, form of application or other instrument or document unless the Issuer Trustee or the Global Trust Manager (as the case may be) has reasonable grounds to believe that the signature is not genuine. Neither the Issuer Trustee nor the Global Trust Manager is liable to make good out of its own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made. Any such loss, subject to any right of reimbursement from any other person (including the Global Trust Manager) is to be borne by the relevant Trust in respect of which the loss is incurred.

Meetings
              31.15 A reference in this deed to a meeting of Secured
                    Creditors of a Trust is a reference to a meeting of Secured Creditors of the Trust conducted in accordance with the provisions of the relevant Deed of Charge.

32   Governing law
-------------------------------------------------------------------------------
Governing Law
               32.1 This deed and each Trust are governed by the law in force in the Australian Capital Territory and the rights, liabilities and obligations of the Global Trust Manager, the Issuer Trustee, the Unitholders and the Secured Creditors are governed by the laws in force in the Australian Capital Territory.

Submission to jurisdiction
               32.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and courts of

                                                                              57
--------------------------------------------------------------------------------
                    appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

Service
               32.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 27.

33   Limited recourse
-------------------------------------------------------------------------------
                    Clause 2 of the Definitions Schedule applies to this deed as if set out in full in it (with any consequential changes as are necessary to give effect to that clause in this deed).

34   Counterparts
-------------------------------------------------------------------------------
                    This deed may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

EXECUTED as a deed in the Australian Capital Territory.

                                                                              58
--------------------------------------------------------------------------------
Schedule 1          Notice of Creation of Trust
--------------------------------------------------------------------------------

                    To:     Perpetual Trustee Company Limited ("Issuer Trustee")

                    From: National Global MBS Manager Pty Ltd ("Global Trust Manager")

                    Under clause 3.1 of the Master Trust Deed dated [       ]
                    between the Issuer Trustee and the Global Trust Manager establishing the National RMBS Trusts (as amended from time to time) ("Master Trust Deed") the Global Trust
                    Manager gives notice of the creation of a Trust under the
                    Master Trust Deed to be known as the [   ] [Trust X-Y] Trust
                    [or such other name as the Global Trust Manager and the Issuer Trustee have agreed under clause 2.7 of the Master Trust Deed].

                    The [   ] [Trust X-Y] Trust will be a Trust for the purposes
                    of the Master Trust Deed.

                    This Notice of Creation of Trust is accompanied by $10 in accordance with clause 3.1(b) of the Master Trust Deed.

                    The Residual Capital Unitholder of the Trust is [     ] and
                    the Residual Income Unitholder of the Trust is [   ] each of
                    whom has contributed $5 of the accompanying $10 as the initial application price of their respective units.

                    The above sum of $10 will vest in the Issuer Trustee and
                    be held by the Issuer Trustee on and subject to the
                    trusts, terms and conditions of the Master Trust Deed and
                    the Supplemental Deed dated [    ] in respect of this Trust
                    and will be invested by the Issuer Trustee in accordance with the provisions of the Supplemental Deed and the Master Trust Deed.

                    Terms defined for the purposes of the Master Trust Deed have the same meaning when used in this Notice of Creation of Trust.

                    Dated:

                    For and on behalf of the Global Trust Manager



                    ...........................................................
                    Authorised Person

                    For and on behalf of the Issuer Trustee



                    ...........................................................
                    Authorised Person

                                                                              59
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Schedule 2          Receivables Transfer Direction
--------------------------------------------------------------------------------

To:       Perpetual Trustee Company Limited as trustee of the [        ] Trust
          [and [         ]] Trust
                     ("Issuer Trustee")

From:     National Global MBS Manager Pty Ltd ("Global Trust Manager")

                    1    Direction to acquire Receivables

                    Under clause 5.2 of the Master Trust Deed dated [ ] (as amended from time to time) establishing the National RMBS Trusts ("Master Trust Deed"), the Global Trust Manager proposes and directs in this direction ("Direction") that the Issuer Trustee on [ ] will:

                    (a) [offer to [ ] to cease to hold as trustee of the [ ] Trust, and dispose of to [ ], the Assets specified in Annexure A;] or [hold as trustee of the [ ] Trust ("Trust") on the terms of the Master Trust Deed the benefit of the portfolio of Assets specified in Annexure A ("Portfolio of Assets");] and

                    (b) [receive from [ ] ("Relevant Acquirer") the principal amount of the Housing Loans relating to the Portfolio of Assets at [date] being $[ ].]

                    2    Global Trust Manager's Certifications

                    The Global Trust Manager certifies to the Issuer Trustee that:

                    (a) this direction complies with the Master Trust Deed and the relevant Supplemental Deed dated [ ];

                    (b) after due enquiry it believes the Issuer Trustee as trustee of both the [ ] Trust and the [ ] Trust will be able to satisfy all its present and future obligations and liabilities having regard to any Notes to be issued, any other Borrowings, any Assets to be acquired and other anticipated rights, liabilities and obligations of the Issuer Trustee.

                    Interpretation

                    Each expression used in this Direction that is not defined has the same meaning as in the [ ] Master Definitions Schedule dated [ ] between the Issuer Trustee, the Security Trustee and the Global Trust Manager.

                    Dated:

                    For and on behalf of [                                   ]

                                                  Authorised Person

                                                                              60
--------------------------------------------------------------------------------
                                                             Annexure A

                                                        Portfolio of Assets

                                                   [Specify Portfolio of Assets]

                                                                              61
--------------------------------------------------------------------------------
Schedule 3          Issue Notice
--------------------------------------------------------------------------------

                    TO:       [       ]




                    Dear Ladies and Gentlemen:


                    [                         ] Trust

                    [     ] ("Global Trust Manager") refers to the Master Trust
                    Deed dated [          ] and the Supplemental Deed referable
                    to the [       ] Trust dated [      ] ("Master Trust Deed").

                    Notes

                    Pursuant to clause 9.1 of the Master Trust Deed, the Global Trust Manager hereby notifies the Issuer Trustee of the details of the issue of Notes on the following terms:

                    (a)  Class;

                    (b)  Name;

                    (c)  Issue Date;

                    (d)  Maturity Date;

                    (e)  the number of Notes to be issued;

                    (f)  the initial Face Value of those Notes;

                    (g) the Notes are [interest bearing/not interest bearing] and the interest is [fixed/floating/at a discount]

                    (h)  the [Margin] is [ ];

                    (i)  the [Payment Date] is [ ];

                    (j)  the Notes are secured by [ ];

                    (k)  the Support Facilities are [ ];

                    (l)  [insert Sale Notice details];

                    (m)  the minimum subscription for the Notes is [ ];

                    (n)  [the currency of the Note];

                    (o)  [others].

                                                                              62
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                    Global Trust Manager's Certifications

                    For the purposes of clause 9.2 of the Master Trust Deed, the Global Trust Manager confirms that:

                    (a) based on the anticipated Assets of the Trust at the date of this Issue Notice, the Issuer Trustee should (and the Global Trust Manager reasonably believes that the Issuer Trustee will) be able to meet its anticipated obligations and Liabilities in respect of the Trust as and when they fall due;

                    (b) the terms of the Master Trust Deed with respect to the proposed issue or drawing have been, and will on the Issue Date or the date of the drawing continue to be, complied with; and

                    (c) the acquisition of the Assets (if any) and the characteristics of the Assets are consistent with all information memoranda, notices, reports, statements and the like given to Secured Creditors.



                    Yours faithfully


                    For and on behalf of the Global Trust Manager

                                                                              63
--------------------------------------------------------------------------------
Schedule 4          Meetings of Noteholders
--------------------------------------------------------------------------------

                    1 A meeting of Noteholders of a Trust must be convened by notice in writing sent to every Noteholder of that Trust entitled to attend and vote at the meeting at least 7 Business Days before the date of the meeting. The notice of meeting must include a proxy form. The notice of meeting need not set out the terms of any resolution to be proposed, but must state the general nature of the business to be transacted at the meeting. Either the Global Trust Manager or the Issuer Trustee may convene a meeting but must first give the other at least 10 Business Days notice of its intention to do so.

Non-receipt
                    2 If a Noteholder does not receive a notice (including if notice was accidentally omitted to be given to them) the meeting is not invalidated.

Quorum
                    3 The quorum for a meeting of a Trust is Noteholders present in person or by proxy together holding between them at least 67% of the Invested Amount of the Notes for that Trust.

No quorum
                    4 If a quorum is not present within 30 minutes after the scheduled time for the meeting, the meeting is:

                         (a) if convened on the requisition of Noteholders - dissolved; or

                         (b) otherwise - adjourned to such place and time as the Global Trust Manager decides in consultation with the Issuer Trustee.

                         At any adjourned meeting, those Noteholders present in person or by proxy holding between them at least 50% of the Invested Amount of the Notes constitute a quorum.

Chairman
                    5 A person may be appointed as the chairman of a meeting of Noteholders of a Trust (the "Chairman") by an ordinary resolution of the Noteholders of that Trust present at the meeting or, in the absence of such an appointment, nominated by the Issuer Trustee. The Chairman need not be a Noteholder.

Adjournment
                    6 The Chairman has power to adjourn a meeting for any reason to such place and time as the Chairman thinks fit.

Voting
                    7 Voting at a meeting of Noteholders of a Trust is by a show of hands, unless a poll is duly demanded or the Resolution proposed is required by this deed or by law to be decided by a

                                                                              64
--------------------------------------------------------------------------------
                         percentage of all Notes. Each Noteholder of the Trust present in person or by proxy has one vote on a show of hands. On a poll, each Noteholder of the Trust present in person or by proxy has one vote for every $10 of the Invested Amount (rounded down to the nearest $10) in respect of that Noteholder. In the case of joint holders, only the person whose name appears first in the register may vote.

Poll
                    8 A poll may be demanded before or on declaration of the result of a show of hands by either:

                         (a)  the Chairman; or

                         (b) at least 1 Noteholder present in person or by proxy.

Casting vote
                    9 If votes are equal, whether on a show of hands or on a poll, the Chairman has a casting vote in addition to the vote or votes (if any) to which the Chairman is entitled as a Noteholder.

Proxies
                    10 A Noteholder may be represented at a meeting by proxy. Proxies are governed by Part 2G.4 Division 5 of the Corporations Act as if all meetings were convened under Part 2G.4 Division 5. The Issuer Trustee is not obligated to enquire whether a proxy has been validly given. A proxy expires after 12 months. A proxy is still valid after it is revoked or after the Noteholder who gave it dies or becomes under a legal disability, unless the Issuer Trustee has received written notice of that fact before the meeting at which the proxy is used.

Representatives
                    11 A body corporate may be represented at a meeting by a person appointed in the manner provided in section 250D of the Corporations Act. The person may exercise on the body's behalf the same powers as the body could if it were a natural person and the body is taken to be present at the meeting in person.

Other attendees
                    12 The Issuer Trustee, the Global Trust Manager, the Unitholders and the Auditor may attend and speak at any meeting, or invite any other person to attend and speak.

Resolutions binding
                    13 A Resolution in respect of a Trust binds all Noteholders of the Trust, whether or not they are present at the meeting. No objection may be made to any vote cast unless the objection is made at the meeting. The decision of the Chairman on any matter is final.

                                                                              65
--------------------------------------------------------------------------------
Minutes
                    14 The minutes of a meeting of Noteholders signed by the Chairman of the meeting are conclusive evidence of the matters stated in them unless the contrary is proved.

Written resolutions
                    15 Notwithstanding the provisions of this schedule, a Resolution of the Noteholders of a Trust (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which has or have:

                         (a) in the case of a resolution (including an Extraordinary Resolution) of the Noteholders of a Trust, been signed by all Noteholders of the Trust; and

                         (b) any such instrument shall be effective upon presentation to the Issuer Trustee for entry in the records referred to in paragraph 13.

Powers of a meeting
                    16
                         (a) Subject to paragraph (b) below, a meeting of the Noteholders of a Trust shall, without prejudice to any rights or powers conferred on other persons by the Transaction Documents, have power exercisable by Extraordinary Resolution:

                             (i)   to sanction any action that the Issuer
                                   Trustee or the Global Trust Manager
                                   proposes to take to enforce the provisions of any Transaction Documents relating to the Trust;

                             (ii)  to sanction any proposal by the Global
                                   Trust Manager or the Issuer Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer Trustee or the Global Trust Manager, whether such rights arise under any Transaction Document or otherwise;

                             (iii) to sanction the exchange or substitution of
                                   Notes for or the conversion of Notes into any other obligations or securities of the Issuer Trustee or any other body corporate formed or to be formed;

                             (iv) subject to the Master Trust Deed and the relevant Supplemental Deed, to consent to any alteration, addition or modification of the Master Trust Deed or the relevant

                                                                              66
--------------------------------------------------------------------------------
                                   Supplemental Deed which is proposed by the Issuer Trustee or the Global Trust Manager;

                             (v)   to discharge or exonerate the Issuer
                                   Trustee or the Global Trust Manager from any liability in respect of any act or omission for which it may become responsible under any Transaction Document relating to the Trust; and

                             (vi) to authorise the Issuer Trustee, the Global Trust Manager or any other person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

                         (b) A meeting of the Noteholders of the Trust shall not have power to, nor shall any resolution submitted to the meeting propose or have the effect of:

                             (i) removing the Issuer Trustee or Global Trust Manager from office;

                             (ii)  interfering with the management of any
                                   Trust;

                             (iii) winding-up or terminating a Trust, except
                                   as contemplated by the Master Trust Deed;

                             (iv) altering the Authorised Investments of a Trust; or

                             (v) altering the terms upon which any Notes are issued (subject to the specific provisions of paragraph (a) above).

                                                                              67
--------------------------------------------------------------------------------
Schedule 5          Form of Acknowledgement
--------------------------------------------------------------------------------

                    To:       .........................................(Name)

                              .........................................(Address)

                              .........................................

                              .........................................


                    Register: .........................................

                    Number of Notes:...................................

                    Final Maturity Date:...............................

                    Face Value of each Note:...........................

                    Coupon (if applicable):............................

                    Payment Dates:.....................................

                    This is to acknowledge that the person named above has
                    been entered in the Register of Noteholders in respect of the abovementioned Notes ("Notes") issued by Perpetual Trustee Company Limited (ABN 42 000 001 007) ("Issuer
                    Trustee") as trustee of the [        ] Trust ("Trust") as
                    constituted by the Supplemental Deed dated [         ] under
                    the terms of the Master Trust Deed dated [      ]) (together
                    the "Master Trust Deed") each between the Trustee and National Global MBS Manager Pty Ltd (ABN 36 102 668 226) ("Global Trust Manager"). The Notes described above are registered and held by the Noteholder(s) named above subject to the terms and conditions of the Master Trust
                    Deed and the Master Security Trust Deed ("Security Trust Deed") between the Issuer Trustee, Global Trust Manager,
                    P. T. Limited (ABN 67 004 454 666)("Security Trustee") and the Bank of New York, New York Branch ("Note Trustee").

                    A tax file number has/has not been obtained from the person named above.

                    Copies of the Master Trust Deed and Master Security Trust Deed are available for inspection by appointment at the
                    office of the Global Trust Manager at [       ].

                    None of the Global Trust Manager, Security Trustee nor the Issuer Trustee is under any obligation at any time to repurchase Notes from Noteholders.

                    The Acknowledgment is not a certificate of title and the Register of Noteholders on which these Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Notes.

                                                                              68
--------------------------------------------------------------------------------
                    The Issuer Trustee's liability to make payments on the Notes is limited under the Master Trust Deed and the Master Security Trust Deed to its right of indemnity from the assets of the Trust. The Issuer Trustee will (subject to the terms of the Master Trust Deed) only be liable in respect of the Notes for anything beyond its actual right of indemnity from the assets of the Trust in respect of any negligence, fraud, or breach of trust on the part of the Issuer Trustee.

                    None of the Global Trust Manager, the Security Trustee or the Issuer Trustee guarantees the repayment of the Face Value of, or the Coupon due on, the Notes.

                    Transfers of the Notes must be made pursuant to a transfer form as are available from the Global Trust Manager at
                    [          ]. Executed transfer forms of the Notes must be
                    lodged with the Issuer Trustee and be accompanied by this Acknowledgment.

                    Each expression in this Acknowledgment that is not defined herein has the same meaning as in the Master Trust Deed.

                    Dated



                    For and on behalf of
                    [Issuer Trustee]



                    .............................. .............................
                           Authorised Person             Authorised Person

                                                                              69
--------------------------------------------------------------------------------
Schedule 6          Register of Noteholders
-------------------------------------------------------------------------------

Register

               1 The Issuer Trustee must, in respect of each Trust, keep an up to date Register in respect of that Trust. The Issuer Trustee must enter into the Register for a particular
                    Trust:

                    (a)  the name of the Trust;

                    (b)  the names and addresses of the Noteholders;

                    (c)  the number of Notes held by each Noteholder;

                    (d) the date on which each Noteholder was first registered in the Register;

                    (e) the date on which any person ceases to be a Noteholder;

                    (f) the Coupon (if applicable) payable in relation to the Note;

                    (g) the Final Maturity Date (if applicable) in relation to the Note;

                    (h) the account into which any payments to a Noteholder are to be paid (if applicable);

                    (i)  the Issue Price in relation to the Notes;

                    (j)  the Face Value of the Notes;

                    (k)  the Invested Amount in relation to the Notes; and

                    (l) any other particulars the Global Trust Manager or the Issuer Trustee agree are desirable or as required under the relevant Supplemental Deed.

Issuer Trustee not liable for mistake

               2 The Issuer Trustee is not liable for any mistake in the Register or in any purported copy except to the extent that the mistake is attributable to the Issuer Trustee's own fraud, negligence or breach of trust.

Global Trust Manager accept correctness
               3 The Global Trust Manager is entitled to accept the correctness of all information contained in the Register and is not liable to any person for any error in it.

Inspection
               4 The Global Trust Manager, or Noteholders and their authorised representatives may inspect that part of the Register which relates to the Noteholder free of charge at any time when the Issuer Trustee's registered office is required to be open and accessible to the public. The Issuer Trustee shall give a copy of the Register or part of it to the Global Trust Manager within three Business Days of receipt of a request from the Global Trust Manager.

                                                                              70
--------------------------------------------------------------------------------
Change in information
               5 A Noteholder must advise the Issuer Trustee of any change to the information noted in the Register in respect of that Noteholder. Upon receipt of such advice, the Issuer Trustee must promptly update the information contained in the Register and copy the updated information to the Global Trust Manager.

Closure
               6 The Issuer Trustee from time to time may close the Register but no part of the Register may be closed for more than 30 days in aggregate in any calendar year.

Notice of other interest
               7 Except as otherwise provided in this deed, no notice of any trust, whether express, implied or constructive, shall be entered in the Register and neither the Issuer Trustee nor the Global Trust Manager shall be affected by or compelled to recognise (even when having notice of it) any right or interest in any Note other than the Noteholders' absolute right to the entirety of them and the receipt by a Noteholder shall be a good discharge to the Issuer Trustee and Global Trust Manager.

Information
               8 The Global Trust Manager shall furnish the Issuer Trustee with such information as the Issuer Trustee may reasonably require to maintain the Register.

Closure to calculate entitlement
               9 In order to calculate any payments due to Noteholders and interest entitlements, the Register may be closed by the Issuer Trustee from 4:30 pm on such Business Day as the Global Trust Manager determines from time to time (not exceeding five Business Days) and recommence at the commencement of business on the Business Day immediately following the day that such payments or interest entitlements are payable.

Appointment of third party registrar
               10 The Issuer Trustee, with the approval of the Global Trust Manager, may cause the Register to be maintained by a third party on its behalf and require that person to discharge the Issuer Trustee's obligations under this deed in relation to the Register. The Issuer Trustee is not liable for any act or omission of such person provided the Issuer Trustee has acted in good faith and without negligence or breach of trust in selecting a person competent to perform this function and in the appointment of the person.

Conclusiveness of Register
               11 An Acknowledgment is not a certificate of title as to Notes and subject to the terms of the relevant Note the Register is the only conclusive evidence of title to Notes.

Worn out or lost Acknowledgment
               12 If an Acknowledgment becomes worn out or defaced, then upon production of it to the Issuer Trustee, a replacement will be issued. If an

                                                                              71
--------------------------------------------------------------------------------
                    Acknowledgment is lost or destroyed, and upon proof of this to the satisfaction of the Issuer Trustee and the provision of such indemnity as the Issuer Trustee considers adequate, a replacement Acknowledgment will be issued. A fee not exceeding $10 may also be charged by the Issuer Trustee for the new Acknowledgment if it so requires.

Rectification of Register
               13   If:

                    (a)  an entry is omitted from the Register; or

                    (b) an entry is made in the Register otherwise than in accordance with this deed; or

                    (c)  an entry wrongly exists in the Register; or

                    (d) there is an error or defect in any entry in the Register; or

                    (e) a default is made or an unnecessary delay takes place in entering into the Register that any person has ceased to be the holder of a Note or any other information,

                    the Issuer Trustee may rectify the same and the Issuer Trustee is not liable for any loss, costs or liability incurred as a result of any of the foregoing occurring except to the extent that the loss, costs or liability is the result of fraud, negligence or breach of trust on behalf of the Issuer Trustee.

                                                                             72
-------------------------------------------------------------------------------
Execution page
-------------------------------------------------------------------------------
SIGNED, SEALED AND DELIVERED       )
by                                 )
as attorney for PERPETUAL TRUSTEE  )
COMPANY LIMITED                    )
under power of attorney dated      )
                                   )
in the presence of:                )
                                   )
..................................  )
Signature of witness               )
                                   )
..................................  )
Name of witness (block letters)    )
                                   )
..................................  )   .........................................
Address of witness                 )   By executing this deed the attorney
                                   )   states that the attorney has received no
..................................  )   notice of revocation of the power of
Occupation of witness              )   attorney






SIGNED by                          )
                                   )
                                   )
on behalf of and SEALED AND        )
DELIVERED by NATIONAL              )
GLOBAL MBS MANAGER PTY             )
LTD in the presence of:            )
                                   )
                                   )
                                   )
..................................  )
Signature of witness               )
                                   )
..................................  )
Name of witness (block letters)    )
                                   )
..................................  )   .........................................
Address of witness                 )   By executing this deed the signatory
                                   )   states that the signatory has received
..................................  )   no notice of revocation of the authority
Occupation of witness              )   pursuant to which they execute this deed

             -----------------------------------------------------
             Dated                              [          ]






                             National RMBS Trusts


                                 Consolidated
                               Master Trust Deed


                       Perpetual Trustee Company Limited
                              ("Issuer Trustee")
                      National Global MBS Manager Pty Ltd
                           ("Global Trust Manager")
































                           Mallesons Stephen Jaques
                                  Solicitors

                            Governor Phillip Tower
                                1 Farrer Place
                                Sydney NSW 2000
                           Telephone (02) 9296 2000
                           Facsimile (02) 9296 3999
                                 DX 113 Sydney
                                 Ref: CD3:SRF

--------------------------------------------------------------------------------
                                                                               1
--------------------------------------------------------------------------------
Contents            Master Trust Deed
--------------------------------------------------------------------------------

                    1    Definitions and interpretation 1

                         Definitions Schedule                                  1
                         Interpretation                                        2

                    2    The Trusts                                            2

                         Issuer Trustee                                        2
                         Global Trust Manager                                  2
                         Declarations of trust                                 2
                         Assets vest in Issuer Trustee                         2
                         Assets to be kept separate                            2
                         Supplemental Deeds                                    3
                         Name of Trusts                                        3
                         Designation and discharge of Liabilities              3
                         Mixture of Assets                                     3
                         No limit to number of Trusts                          3

                    3    Duration of the Trusts                                3

                         Commencement                                          3
                         Termination                                           4
                         Procedure                                             4
                         Final Distribution                                    4

                    4    Interest of Unitholders                               4

                         Entitlement to a Trust                                4
                         Restrictions                                          5
                         Ranking                                               5

                    5    Transfers between Trusts                              6

                         Power                                                 6
                         Direction by Global Trust Manager                     6
                         Required information                                  6
                         Conditions to acceptance                              6
                         Effect of acceptance                                  7
                         Transfers                                             7
                         Transfer of rights                                    8
                         Adjustments                                           8

                    6    Title Perfection Event in respect of a Trust          8

                         Event                                                 8
                         Perfection of title                                   8
                         Power of Attorney                                     9
                         Issuer Trustee to hold Legal Title or lodge Caveats   9
                         Other Secured Liabilities                             9

                    7    Investment                                            9

                         Global Trust Manager's role                           9
                         Directions                                           10
                         Contingencies                                        10
                         Discretion of Global Trust Manager                   11
                         Issuer Trustee to act                                11

                                                                               2
--------------------------------------------------------------------------------
                    8    Borrowings                                           12

                         Borrowings                                           12
                         Types of Borrowings                                  12
                         Global Trust Manager to select method                12
                         Security                                             13
                         Supplemental Deed                                    13
                         Debt of the Issuer Trustee                           13
                         Location of Notes                                    13
                         Purpose of Borrowings                                13
                         Global Trust Manager's power                         14
                         No liability attaches to the Global Trust Manager    14

                    9    Conditions precedent to issue of Notes               14

                         Issue Notice                                         14
                         Conditions precedent to issue                        15
                         Conditions precedent to direction to issue           15

                    10   Terms of issue of Notes                              15

                         Characteristics                                      15
                         Excluded offer or issue                              15
                         Subscriptions by other persons                       16
                         No liability                                         16
                         Terms of Notes                                       17
                         Acknowledgment of indebtedness                       17

                    11   Support and other Facilities                         17

                         Facilities                                           17
                         Rated issues                                         18
                         Manager's Direction                                  18
                         Replacement or additional facilities                 18
                         Reduction in rating                                  18

                    12   Issuer Trustee                                       19

                         Powers                                               19
                         Interests of Secured Creditors paramount             21
                         Delegation                                           21
                         Indemnity                                            21
                         Act on expert advice                                 21
                         Issuer Trustee's covenants                           21
                         Issuer Trustee's indemnity from Assets               23
                         Limitation of liability of Issuer Trustee            23
                         Dealing with instruments                             25
                         Proceedings in respect of a Trust                    25
                         Limitation of Issuer Trustee's liability             26
                         Issuer Trustee's reliance                            27
                         Issuer Trustee no other duties                       27
                         Global Trust Manager's actions                       27
                         Use of clearing system                               27
                         No supervision or investigation                      27
                         Information                                          28
                         Information Memorandum                               28
                         Issuer Trustee decisions                             28
                         Liability for Transaction Documents                  29

                                                                               3
--------------------------------------------------------------------------------
                         Representations and warranties                       29
                         Breach of Consumer Credit Legislation                30

                    13   Issuer Trustee's Retirement                          30

                         Notice from Global Trust Manager                     30
                         Issuer Trustee's mandatory retirement                30
                         Removal                                              30
                         New Issuer Trustee                                   30
                         Issuer Trustee's voluntary retirement                30
                         Release                                              31
                         Settlement of amounts                                31
                         Costs                                                31

                    14   Global Trust Manager                                 31

                         Powers                                               31
                         Manager to have discretion                           32
                         Services                                             32
                         Delegation                                           33
                         Act on expert advice                                 33
                         No power to bind Issuer Trustee                      33
                         Global Trust Manager's covenants                     33
                         Further limitation of liability of
                           Global Trust Manager                               35
                         Global Trust Manager liable                          35
                         Indemnity                                            36
                         Representations and warranties                       36
                         Limitation of liability of Global Trust Manager      37
                         No liability for non-payment                         37
                         Reporting                                            38

                    15   Global Trust Manager's Retirement                    38

                         Global Trust Manager's Default                       38
                         Global Trust Manager's Mandatory Retirement          38
                         Removal                                              38
                         Retirement                                           38
                         New Global Trust Manager                             38
                         Issuer Trustee act as Global Trust Manager           39
                         Release                                              39
                         Change in terms of appointment                       39
                         Costs                                                39

                    16   Transfer and Transmission of Notes                   39

                         No restriction on transfer                           39

                    17   Register of Noteholders                              40

                         Register of Noteholders                              40

                    18   Meetings of Noteholders                              40


                    19   Recourse of Creditors                                41

                         Recourse limited                                     41

                    20   Payments                                             41

                         Satisfaction and discharge                           41

                                                                               4
--------------------------------------------------------------------------------
                         Cheques and notices                                  41
                         Payments to Noteholders                              41
                         Payment Methods                                      42
                         Valid receipts                                       42

                    21   Payments, Income and distributions                   42

                         Payments                                             42
                         Payment                                              44
                         Issuer Trustee to act                                44

                    22   Accounts and audit                                   44

                         Accounts                                             44
                         Audit                                                44
                         Establishment of bank accounts                       44
                         Withdrawals                                          45

                    23   Administration and reporting                         45

                         Register of Unitholders                              45
                         Transfers                                            45
                         Death, legal disability                              46
                         Deductions                                           46

                    24   Rights and liabilities of Global Trust Manager
                         and Issuer Trustee                                   46

                         Holding Units                                        46
                         Other capacities                                     46
                         Exercise of discretion                               47

                    25   Liability of the Unitholders and Noteholders         48

                         Liability limited                                    48

                    26   Remuneration and expenses                            48

                         Global Trust Manager                                 48
                         Issuer Trustee                                       48
                         Expenses                                             48
                         Deferral                                             49
                         GST                                                  49
                         Application                                          49

                    27   Notices                                              50

                         Notices                                              50
                         Initial addresses                                    50
                         Time effective                                       50
                         Receipt                                              50

                    28   Amendments to this deed and Supplemental Deed        51

                         Amending power                                       51
                         Consent required                                     52
                         Amendments prejudicial to Noteholders of a Class     52
                         Amendments prejudicial to all Noteholders            52

                    29   Tax reform                                           53


                    30   Unitholders and Secured Creditors bound by deed      54

                                                                               5
--------------------------------------------------------------------------------
                    31   Miscellaneous                                        54

                         Certificate                                          54
                         Exercise of rights                                   54
                         Waiver and variation                                 55
                         Supervening legislation                              55
                         Approvals and consent                                55
                         Remedies cumulative                                  55
                         Indemnities                                          55
                         Time of the essence                                  55
                         Receipts                                             55
                         Acknowledgment                                       56
                         Disclosure of information                            56
                         Rights cumulative                                    56
                         Signatures                                           56
                         Meetings                                             56

                    32   Governing law                                        56

                         Governing Law                                        56
                         Submission to jurisdiction                           57
                         Service                                              57

                    33   Limited recourse                                     57


                    34   Counterparts                                         57

                    Schedule 1    Notice of Creation of Trust                 58

                    Schedule 2    Receivables Transfer Direction              59

                    Schedule 3    Issue Notice                                61

                    Schedule 4    Meetings of Noteholders                     63

                    Schedule 5    Form of Acknowledgement                     67

                    Schedule 6    Register of Noteholders                     69